CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.2*

EXCLUSIVE LICENSE AGREEMENT
by and between
EYEPOINT PHARMACEUTICALS, INC.
and
BETTA PHARMACEUTICALS, CO., LTD.
for
EYP-1901

May 2, 2022

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS 1 Page

ARTICLE 2. GRANT OF RIGHTS 12

2.1 Licenses 12

2.2 Sublicenses 12

2.3 No Implied Rights; Retained Rights. 13

2.4 Registration of Agreement. 13

2.5 Exclusivity by Betta. 13

2.6 Exclusivity by EyePoint 14

2.7 Section 365(n) of the U.S. Bankruptcy Code. 14

ARTICLE 3. GOVERNANCE 15

3.1 Establishment of the JSC. 15

3.2 Co-Chairpersons of JSC 15

3.3 JSC Responsibilities 15

3.4 JSC Meetings. 16

3.5 JSC Decision-Making. 16

3.6 Limitations on Authority of JSC. 17

3.7 Alliance Managers. 17

ARTICLE 4. DEVELOPMENT AND COMMERCIALIZATION 17

4.1 Betta Development and Commercialization. 17

4.2 Betta Diligence 18

4.3 Development Plan. 19

4.4 Development Records. 19

4.5 Global Clinical Trial. 20

4.6 Know-How Transfer. 20

4.7 EyePoint Support. 21

4.8 Regulatory Activities. 22

4.9 Data Sharing and Use 23

4.10 Reporting Obligations. 23

4.11 Safety Data Exchange and Global Safety Database. 24

4.12 Supply Agreements. 24

4.13 Territory Filings and Approvals 25

ARTICLE 5. FINANCIAL PROVISIONS 25

5.1 Royalties. 25

i

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5.2 Reports; Royalty Payments. 26

5.3 Method of Payments. 27

5.4 Audit. 27

5.5 Taxes. 27

5.6 Currency Conversion. 28

ARTICLE 6. INTELLECTUAL PROPERTY RIGHTS 28

6.1 Ownership of New IP 28

6.2 Prosecution and Maintenance of EyePoint Patents 29

6.3 Third Party Infringement. 30

6.4 Defense of Claims Brought by Third Parties. 31

6.5 Patent Listing and Marking 32

ARTICLE 7. CONFIDENTIALITY 32

7.1 Confidentiality; Exceptions. 32

7.2 Authorized Disclosure. 32

7.3 Press Release; Disclosure of Agreement. 33

7.4 Remedies. 34

7.5 Return of Confidential Information. 34

7.6 Survival. 34

ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS 34

8.1 Representations and Warranties of Both Parties 34

8.2 Representations and Warranties of EyePoint 35

8.3 Mutual Covenants. 36

8.4 EyePoint Covenants. 36

8.5 Betta Covenants. 36

8.6 Debarment. 37

8.7 Standstill. 38

8.8 Compliance with Anti-Corruption Laws. 38

8.9 Disclaimer. 39

8.10 LIMITATION OF LIABILITY. 39

ARTICLE 9. INDEMNIFICATION 40

9.1 Indemnification by Betta 40

9.2 Indemnification by EyePoint. 40

9.3 Procedure. 41

ARTICLE 10. TERM AND TERMINATION 41

ii

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

10.1 Term; Expiration. 41

10.2 Termination for Cause. 41

10.3 Betta Unilateral Termination Right. 42

10.4 EyePoint Right to Terminate. 42

10.5 Termination for Bankruptcy. 42

10.6 Effects of Termination. 42

10.7 Accrued Rights; Surviving Provisions of this Agreement. 44

ARTICLE 11. MISCELLANEOUS 44

11.1 Dispute Resolution 44

11.2 Arbitration Request. 44

11.3 Governing Law. 45

11.4 Assignment. 45

11.5 Performance Warranty. 46

11.6 Force Majeure. 46

11.7 Notices. 46

11.8 Waiver. 47

11.9 Severability. 47

11.10 Independent Contractors. 47

11.11 Headings; Interpretation 47

11.12 Further Actions. 48

11.13 Construction of Agreement. 48

11.14 Supremacy 48

11.15 Counterparts. 48

11.16 Entire Agreement. 48

iii

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of May 2, 2022 (the “Effective Date”), by and between EyePoint Pharmaceuticals, Inc., a Delaware corporation having offices at 480 Pleasant Street, Watertown, MA 02472 (“EyePoint”), and Betta Pharmaceuticals, Co., Ltd., a corporation organized and existing under the laws of PRC having offices at No. 355 Xingzhong Road, Linping District, Hangzhou, China (“Betta”). EyePoint and Betta are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, EyePoint and Equinox Science, LLC, an Affiliate of Betta (“Equinox”), entered into an Exclusive License Agreement, dated as of February 3, 2020, as amended by Amendment #1, dated as of May 2, 2022, pursuant to which Equinox granted EyePoint an exclusive license to develop, manufacture, use and distribute pharmaceutical products comprising vorolanib, Equinox’s proprietary tyrosine kinase inhibitor (the “Equinox Compound”) outside the Territory in a specified field of use (as such agreement may be amended or restated from time to time, the “Equinox Compound License Agreement”);

WHEREAS, EyePoint owns or Controls (as defined below) certain rights to patents and other intellectual property related to EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment that combines a bioerodible formulation of EyePoint’s proprietary sustained-release technology with the Equinox Compound (as further defined below, the “Licensed Product”);

WHEREAS, pursuant to Section 2.5 of the Equinox Compound License Agreement, the Parties are entering into this Agreement for EyePoint to grant an exclusive license to Betta under such intellectual property rights to develop and commercialize Licensed Products in the Field in the Territory (as such terms are defined below), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Article 1:

“Acquiring Entity” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than (a) the applicable Party in the definition of Change of Control, and (b) such Party’s Affiliates, determined immediately prior to the closing of such Change of Control ((a) and (b) collectively, the “Pre-Existing Entities”).

“Acquisition Program” has the meaning assigned to such term in Section 2.6(c). “Action” has the meaning assigned to such term in Section 6.3(b).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Affiliate” means any Person that directly or indirectly through one (1) or more intermediaries controls, is controlled by or is under common control with a Party. For purposes of this definition, a Person shall be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation, or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such Person.

“Agreement” has the meaning assigned to such term in the Preamble. “Alliance Managers” has the meaning assigned to such term in Section 3.7.

“Annual Net Sales” means, with respect to all Licensed Products, aggregate Net Sales in the Territory in a particular Calendar Year for all Licensed Products.

“Anti-Corruption Laws” has the meaning assigned to such term in Section 8.8(a)(i).

“Applicable Laws” means individually and collectively, any federal, state, local, national and supra-national laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance, guidelines or requirements having the binding effect of law of national securities exchanges, automated quotation systems or securities listing organizations, Regulatory Authorities, courts, tribunals, Governmental Authorities other than Regulatory Authorities, legislative bodies and commissions that are in effect from time to time during the Term and applicable to a particular activity hereunder and, where the context permits, includes Applicable PRC Laws. Applicable Laws shall include GCP, GLP and GMP.

“Applicable PRC Laws” means any (local or national-level) laws, administrative regulations, decrees, provisions, rules, circulars, and other legislative, executive or judicial decisions or normative pronouncements of any Governmental Authority of the PRC which are publicly promulgated and available and in effect during the Term, including, where the context permits, any applicable mandatory or recommended standards in the PRC, as identified by the “GB” (国标) or “GB/T” (国标/推荐) prefix.

“Approval” means any consent, authorization, order, confirmation, qualification, permission, certification, approval, record-filing, registration, license, permit, designation and/or declaration or other act by a Regulatory Authority or Governmental Authority approving or consenting to a request or application.

“Bankruptcy Code” means Title 11, U.S. Code or foreign equivalent laws, including the PRC Enterprise Bankruptcy Law.

“Betta” has the meaning assigned to such term in the Preamble.

“Betta Improvement IP” has the meaning assigned to such term in Section 6.1(b)(ii).

“Betta New IP” has the meaning assigned to such term in Section 6.1(b)(iii).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Board” has the meaning assigned to such term in Section 8.7.

“Breaching Party” has the meaning assigned to such term in Section 10.2(a).

“Business Day” means a day other than a Saturday or a Sunday on which banking institutions in Boston, Massachusetts or Hangzhou, China are open for business.

“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

“Calendar Year” means a period of twelve (12) consecutive months beginning on January 1 and ending on December 31.

“CDE” means the Chinese Center for Drug Evaluation of the NMPA, or any successor entity thereto.

“Change of Control” means, with respect to a Party: (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business; provided, however, that a transaction to raise capital for a Party or a migratory merger solely to change the domicile of a Party is not a Change of Control.

“China” or “PRC” means, for the purpose of this Agreement, the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

“Claims” has the meaning assigned to such term in Section 9.1.

“Clinical Supply Agreement” has the meaning assigned to such term in Section 4.12(b).

“Clinical Supply Quality Agreement” has the meaning assigned to such term in Section 4.12(b).

“CMC Information” has the meaning assigned to such term in Section 4.6(c). “COC Program” has the meaning assigned to such term in Section 2.6(b).

“Commercial Supply Agreement” has the meaning assigned to such term in Section 4.12(c).

“Commercial Supply Quality Agreement” has the meaning assigned to such term in Section 4.12(c).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Commercially Reasonable Efforts” means, with respect to a Party, efforts that are consistent with the efforts and resources commonly used in the pharmaceutical industry by a company of comparable size in connection with the research, development and commercialization of a pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics, which is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the potential or actual profitability of the applicable product (including pricing and reimbursement status achieved or to be achieved) and other relevant factors, including technical, legal, scientific and/or medical factors.

“Competing Product” means any pharmaceutical product containing a locally delivered (i.e., delivered to the eye) tyrosine kinase inhibitor other than the Licensed Product.

“Confidential Information” has the meaning assigned to such term in Section 7.1.

“Control,” “Controls,” or “Controlled” when used in reference to any particular subject matter including Patents, Know-How, tangible materials or other intellectual property rights, means the legal authority or right of a Party to grant a license or sublicense to such subject matter to another Party, or to otherwise provide such other Party the right to access and use such subject matter, whether arising by ownership, license, or other authorization, without breaching the terms of any written agreement with a Third Party under which such Party first acquired rights to such subject matter, or misappropriating the proprietary or trade secret information of a Third Party. Notwithstanding the foregoing, a Party will be deemed not to Control any Patent, Know-How, other intellectual property right, Confidential Information, compound, or molecule that is owned or in-licensed by an Acquiring Entity, including a Competing Product.

“Data” means pre-clinical, clinical, chemical, manufacturing and analytical data and any other data and information generated in or resulting from the development or commercialization of the Licensed Products.

“Development Participation Right” has the meaning assigned to such term in Section 4.5.

“Development Plan” has the meaning assigned to such term in Section 4.3.

“Disclosing Party” has the meaning assigned to such term in Section 7.1.

“Dollars” or “$” means the legal tender of the U.S.

“Effective Date” has the meaning assigned to such term in the Preamble.

“Equinox” has the meaning assigned to such term in the Recitals.

“Equinox Compound” means vorolanib as well as any solvates or hydrates, polymorphs, prodrugs, metabolites, isomers, anhydrates and pharmaceutically acceptable salts thereof.

“Equinox Compound License Agreement” has the meaning assigned to such term in the Recitals.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Exchange Act” has the meaning assigned to such term in Section 8.7(b). “Excluded Claim” has the meaning assigned to such term in Section 11.2(f). “Exclusive License” has the meaning assigned to such term in Section 2.1.

“Executive Officer” means (a) with respect to EyePoint, the Chief Executive Officer of EyePoint, or any other person that such officer designates from time to time, and (b) with respect to Betta, the Chief Operating Officer of Betta, or any other person that such officer designates from time to time.

“Existing Inventory Exception” has the meaning assigned to such term in Section 2.1.

“Exploit” means, with respect to any pharmaceutical or biological compound or product, to develop, make, have made, use, sell, offer for sale, import, export, obtain and maintain Regulatory Approvals.

“EyePoint” has the meaning assigned to such term in the Preamble.

“EyePoint Improvement IP” has the meaning assigned to such term in Section 6.1(b)(i).

“EyePoint IP” means the EyePoint Know-How and the EyePoint Patents.

“EyePoint Know-How” means any Know-How Controlled by EyePoint or its Affiliates, as of the Effective Date or after the Effective Date during the Term, including any Know-How included in the EyePoint Improvement IP, that is necessary for the development, using (but not making or having made), selling, offering for sale and importation of the Licensed Products in the Field in the Territory. For clarity, the EyePoint Know-How excludes the “Equinox Know-How” as such term is defined in the Equinox Compound License Agreement.

“EyePoint New IP” has the meaning assigned to such term in Section 6.1(b)(iv).

“EyePoint Patents” means any Patents that are Controlled by EyePoint or its Affiliates, as of the Effective Date or after the Effective Date during the Term, including any Patents included in the EyePoint Improvement IP, that claim or cover the development, using (but not making or having made), selling, offering for sale or importation of the Licensed Products in the Field in the Territory. For clarity, the EyePoint Patents exclude the “Equinox Patents” as such term is defined in the Equinox Compound License Agreement. The EyePoint Patents in existence as of the Effective Date are set forth on Exhibit A hereto, which Exhibit shall be updated as needed from time to time during the Term.

“EyePoint Support” has the meaning assigned to such term in Section 4.7.

“EyePoint Territory Regulatory Documents” has the meaning assigned to such term in Section 4.8(a).

“FDA” means the U.S. Food and Drug Administration, or any successor entity thereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Field” means ophthalmology; provided, that Betta acknowledges that EyePoint has exclusively licensed the right to use its currently commercialized Durasert technology platform for the treatment of diabetic macular edema (DME) to a third party, Alimera Sciences (Alimera), and therefore the Field shall exclude the treatment of DME until the Licensed Product utilizes an insert formulation that is permitted for the treatment of DME pursuant to EyePoint’s agreement with Alimera.

“First Commercial Sale” means, with respect to any Licensed Product, the first sale for which revenue has been recognized by Betta or its Affiliates or Sublicensees for use or consumption by the general public of such Licensed Product in any Relevant Region in the Territory after all Regulatory Approvals have been granted in such Relevant Region.

“Force Majeure” has the meaning assigned to such term in Section 11.6.

“Fully Burdened Manufacturing Cost” means, with respect to any Licensed Product supplied by EyePoint to Betta in connection with this Agreement, EyePoint’s or its Affiliate’s fully burdened manufacturing cost for such Licensed Product plus appropriately allocated overhead and administrative costs relating thereto to the extent not included in the fully burdened manufacturing cost.

“GCP” means current Good Clinical Practices as defined in Parts 50, 56 and 312 of Title 22 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto or foreign equivalents thereof, including Good Clinical Practice for Drugs (i.e. 药物临床试验质量管理规范) promulgated by NMPA and the National Health Commission effective as of July 1, 2020, together with any guidelines and/or implementation rules issued by NMPA in connection thereto, in each case as amended from time to time.

“Generic Product” means, with respect to any Licensed Product and any country in the Territory, any finished drug product that (a) is marketed for sale by a Third Party not authorized by Betta or its Affiliates or Sublicensees, and (b) receives Regulatory Approval in such country in reliance on the Regulatory Approval of such Licensed Product and is determined by a Regulatory Authority to be therapeutically equivalent to, interchangeable with, or substitutable for, such Licensed Product. By way of example, in the United States this would include a product that is submitted to FDA under an Abbreviated New Drug Application under Section 355(j) of Title 21 of the United States Code, as may be amended from time to time, or under an NDA under Section 355(b)(2) of Title 21 of the United States Code, as may be amended from time to time, for which the Licensed Product is the reference listed drug, and that is determined to be therapeutically equivalent to the Licensed Product.

“Global Trial” has the meaning assigned to such term in Section 4.5. “Global Trial Notice” has the meaning assigned to such term in Section 4.5.

“GLP” means current Good Laboratory Practices as defined in Part 58 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto and foreign equivalents thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“GMP” means current Good Manufacturing Practices as defined in Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto and foreign equivalents thereof, including Good Manufacturing Practice for

Drugs (i.e.药品生产质量管理规范) promulgated by the Ministry of Health of China effective as of March 1, 2011, as may be amended from time to time.

“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, provincial, county, city or other political subdivision, including any entity authorized or delegated by the foregoing to exercise any administrative authority or function.

“ICC” has the meaning assigned to such term in Section 11.2.

“Imported Drug License” means an imported drug license (进口药品注册证) issued by the NMPA.

“IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations prior to beginning clinical trials in humans in the United States or any comparable application filed with any Regulatory Authority outside of the United States.

“Indemnitee” has the meaning assigned to such term in Section 9.3. “Infringement” has the meaning assigned to such term in Section 6.3(a).

“Invention” means any invention, discovery, technology, know-how, information or idea, trade secrets, knowledge, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications data and results not generally known to the public (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing, and quality control data and know-how, including study designs and protocols) in all cases, whether or not patentable, in written, electronic or any other form, that is conceived, discovered, developed or first actually reduced to practice by or on behalf of a Party, or by the Parties together, arising from or in the scope of activities to be conducted under this Agreement, but excluding any Data. For clarity, Inventions do not include any invention, discovery, technology, know-how, information or idea conceived, discovered, developed or first actually reduced to practice prior to the Effective Date, or after the Effective Date through activities conducted by a Party outside of the purpose of this Agreement.

“Joint New IP” has the meaning assigned to such term in Section 6.1(b)(v).

“Joint Steering Committee” or “JSC” has the meaning assigned to such term in Section 3.1.

“Know-How” means any proprietary Data, results, material(s), technology, and nonpublic information of any type whatsoever, in any tangible or intangible form, including: (a) information, techniques, technology, practices, trade secrets, discoveries, developments, inventions (whether

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

patentable or not), methods, knowledge, know-how, skill, experience, data, results (including assay development, compound screening, chemical, pharmacological, toxicological, preclinical and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms, reports and study reports; and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.

“Licensed Product” means EYP-1901, a potential twice-yearly sustained delivery intravitreal anti-VEGF treatment as a monotherapy that combines a bioerodible formulation of EyePoint’s proprietary sustained-release technology with the Equinox Compound as the sole active ingredient which is currently described in [***] filed with the FDA, effective January 17, 2021, in (a) the latest dosage, form, formulation and administration device used by EyePoint or its Affiliates or sublicensees in any clinical trials in the U.S., or (b) if EyePoint or its Affiliate or sublicensee has submitted an NDA to the FDA, then in the dosage, form, formulation and administration device set forth in such NDA, in each case subject to the Existing Inventory Exception. For clarity, except for any dosages, forms, formulations and administration devices of EYP-1901 that are subject to the Existing Inventory Exception, dosages, forms, formulations and administration devices of EYP-1901 that do not meet the requirements of the foregoing definition are not Licensed Products, including dosages, forms, formulations and administration devices of EYP-1901 no longer used by EyePoint or its Affiliates or sublicensees in any clinical trials in the U.S., or if EyePoint or its Affiliate or sublicensee has submitted an NDA to the FDA, dosages, forms, formulations and administration devices of EYP-1901 other than the dosage, form, formulation and administration device set forth in such NDA.

“Losses” has the meaning assigned to such term in Section 9.1.

“MAA” means a Marketing Authorization Application, NDA, or similar application, as applicable, and all amendments and supplements thereto, submitted to the FDA, NMPA, or any equivalent filing in a country or regulatory jurisdiction other than the U.S. or China with the applicable Regulatory Authority, to obtain marketing approval for a pharmaceutical or biologic product, in a country or in a group of countries, including in China an application for an Imported Drug License and a domestic Drug Registration Certificate.

“Material Efficacy Issue” means EyePoint has discontinued development or commercialization of the Licensed Product in the U.S. due to EyePoint’s reasonable good faith determination that the Licensed Product is not efficacious for its intended use.

“Material Safety Issue” means EyePoint has discontinued development or commercialization of the Licensed Product in the U.S. due to EyePoint’s reasonable good faith determination that the use of the Licensed Product may unreasonably adversely affect patient safety and such matter is not reasonably capable of remedy.

“MOFCOM” means the Ministry of Commerce of China or any successor agency with a similar scope of responsibility.

“NDA” means a New Drug Application seeking Regulatory Approval of a pharmaceutical product and all amendments and supplements thereto filed with the FDA, or any comparable application filed with any Regulatory Authority outside the United States.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Net Sales” means, with respect to any Licensed Product, the gross invoiced sales price of such Licensed Product sold by Betta, its Affiliates or Sublicensees (the “Selling Party”), in finished product form, packaged and labelled for sale in arm’s-length transactions to Third Parties, less deductions allowed to the Third Party customer by the Selling Party, to the extent actually taken by such Third Party customer, on such sales for:

(a)
transportation charges relating to the Licensed Product, including handling charges and insurance premiums relating thereto;
(b)
sales taxes, excise taxes, use taxes, VAT and duties paid by the Selling Party in relation to the Licensed Product and any other equivalent governmental charges imposed upon the importation, use or sale of the Licensed Product;
(c)
government-mandated and other rebates (such as those in respect of any state or federal Medicare, Medicaid or similar programs);
(d)
customary trade, quantity and cash discounts allowed on the Licensed Product;
(e)
allowances or credits to customers on account of retrospective price reductions affecting the Licensed Product;
(f)
customary rebates and charge-backs including those granted to managed care entities;
(g)
bad debt and uncollectable invoiced amounts actually written off in accordance with the standard practices of the Selling Entity; and
(h)
fees for distribution paid to wholesalers, distributors, specialty pharmacies, etc., but not commissions on sales.

If a sale, transfer or other disposition with respect to a Licensed Product in a Relevant Region involves consideration other than cash or is not at arm’s length, the Net Sales from such sale, transfer, or other disposition will be calculated based on the average Net Sales price of the Licensed Product in arm’s length sales for cash in the Relevant Region during the same Calendar Quarter as such sale, transfer or other disposition, or in the absence of such sales, the fair market value of the Licensed Product as mutually determined by the Parties in good faith.

Notwithstanding the foregoing to the contrary, sales of Licensed Product between Betta and its Affiliates or Sublicensees shall be excluded from the computation of Net Sales and no payments shall be payable on such sales except where such Affiliates or Sublicensees are end users.

“NMPA” means the National Medical Products Administration in China, or any successor agency with a similar scope of responsibility regarding the regulation of human pharmaceutical and biologic products in China.

“Non-Breaching Party” has the meaning assigned to such term in Section 10.2(a). “Participation Notice” has the meaning assigned to such term in Section 4.5.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Party” or “Parties” has the meaning assigned to such term in the Preamble.

“Patent” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, and (b) any substitutions, divisions, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re- examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications.

“Payments” has the meaning assigned to such term in Section 5.5(a).

“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

“Pharmacovigilance Agreement” has the meaning assigned to such term in Section 4.11. “Prior Version” has the meaning assigned to such term in Section 2.1.

“Process Completion” means such time when (a) EyePoint has determined the dosage, form, formulation and administration device for EYP-1901 that will be commercially available in the United States (the “U.S. Commercial Product”), and (b) EyePoint has completed development and validation of the process to manufacture the U.S. Commercial Product and no further modifications to such process are being made (such process, the “Final Process”).

“Receiving Party” has the meaning assigned to such term in Section 7.1.

“Registrational Clinical Trial” means, with respect to a Licensed Product, a clinical trial that is expected, based on guidance from the FDA or other applicable Regulatory Authority, to provide the basis for submitting an application for Regulatory Approval for such Licensed Product (whether it be for the first Regulatory Approval for that Licensed Product or expansion of that Regulatory Approval to include an additional indication for such Licensed Product). For avoidance of doubt, a clinical trial or portion thereof may be a Registrational Clinical Trial regardless of whether the protocol for such clinical trial describes it as a “Phase 1,” “Phase 2,” or “Phase 3” clinical trial, or any variation thereof.

“Regulatory Approval” means all Approvals, including if required by Applicable Laws, pricing or reimbursement Approvals, necessary for the marketing and sale of a Licensed Product in the Territory, which may include satisfaction of all applicable regulatory and notification requirements.

“Regulatory Authority” means any federal, national, supranational, state, provincial, directly administered municipality or local regulatory agency, department, bureau or other Governmental Authority, including the CDE and the NMPA, that has authority over the manufacture, development, commercialization or other use or exploitation (including the granting of Regulatory Approval) of any Licensed Product in any applicable regulatory jurisdiction.

“Regulatory Materials” means materials developed or compiled in preparation for Regulatory Authority meetings, regulatory applications (including INDs and MAAs), submissions,

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dossiers, notifications, registrations, Regulatory Approvals (including Approvals of MAAs, supplements and amendments, pre- and post-approvals, pricing approvals, and labeling Approvals) and/or other filings or communications made to or with, or other Approvals granted by, a Regulatory Authority or Governmental Authority that are necessary or reasonably desirable for or incidental to the development, manufacture or commercialization of a Licensed Product in a particular regulatory jurisdiction.

“Representatives” has the meaning assigned to such term in Section 8.7.

“Review Period” has the meaning assigned to such term in Section 4.5.

“Royalty Term” has the meaning assigned to such term in Section 5.1(b).

“Section 8.8 Representatives” has the meaning assigned to such term in Section 8.8(a).

“Sublicensee” means, with respect to a particular Licensed Product, a Third Party to whom Betta has granted a sublicense, license, or other transfer of rights under any EyePoint Patents and EyePoint Know-How, but excluding (i) distributors, and (ii) limited use licenses to Third Party service providers who perform services on behalf of Betta provided that no right to sell, have sold or otherwise commercialize the Licensed Product has been granted to such Third Party service provider.

“Supply Agreements” means, collectively, the Clinical Supply Agreement, the Clinical Supply Quality Agreement, the Commercial Supply Agreement and the Commercial Supply Quality Agreement.

“Tax” means any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature, together with any related fine, penalty, surcharge or interest thereon imposed by, or payable to, a Governmental Authority.

“Term” has the meaning assigned to such term in Section 10.1.

“Territory” means the Greater Area of China, including (a) China, (b) the Hong Kong Special Administrative Region (“Hong Kong”), (c) the Macau Special Administrative Region (“Macau”), and (d) Taiwan (each of the foregoing a “Relevant Region”).

“Territory Filings and Approvals” has the meaning assigned to such term in Section 4.13.

“Third Party” means any Person other than Betta or EyePoint or an Affiliate of Betta or EyePoint.

“Third Party Acquisition” means the acquisition by EyePoint or its Affiliate of a Third Party or a portion of the business of a Third Party (whether by merger or acquisition of all or substantially all of the stock or of all or substantially all of the assets of such Third Party or of any operating or business division of such Third Party or similar transaction).

“Third Party License” means any license or other agreement between a Third Party and Betta or its Affiliate or Sublicensee, pursuant to which Betta or its Affiliate or Sublicensee (as

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applicable) is granted a license to Patents or Know-How owned or Controlled by a Third Party, where such license is necessary or useful, in Betta’s sole discretion, for the development, manufacture or commercialization of the Licensed Products in the Field in the Territory.

“United States” or “U.S.” means the United States of America, including its territories and possessions.

“Valid Claim” means a claim of (a) an issued and unexpired Patent within the EyePoint Patents that has not been abandoned, or (b) an application within the EyePoint Patents that has been pending approval for no more than seven (7) years after the initial date of filing, and that (in each case, as applicable) has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through reexamination or disclaimer, opposition procedure, nullity suit or otherwise.

“VAT” has the meaning assigned to such term in Section 5.5(b).

ARTICLE 2. GRANT OF RIGHTS

2.1 Licenses.

Subject to the terms and conditions of this Agreement, EyePoint hereby grants to Betta an exclusive (even as to EyePoint and its Affiliates, subject to Section 2.3 below), royalty-bearing right and license, with the right to grant sublicenses (including through multiple tiers of sublicensees, subject to Section 2.2 below), under the EyePoint IP to develop, use (but not make or have made), sell, offer for sale and import the Licensed Products in the Field in the Territory (the “Exclusive License”). For clarity, the Exclusive License expressly excludes the right to (a) make or have made the Licensed Product other than to label and package (or relabel or repackage, as applicable) the finished Licensed Product provided by EyePoint under the Supply Agreements for sale in the Field in the Territory, (b) sell or offer for sale the Licensed Product in combination with any other active pharmaceutical ingredient or therapeutic agent, whether co-formulated, co-packaged or bundled, or (c) develop, use, make, have made, sell, offer for sale and import any dosage, form, formulation or administration device of EYP-1901 that is not a Licensed Product; provided, that if Betta or its Affiliate or Sublicensee commences a clinical trial in the Territory using a particular dosage, form, formulation or administration device of EYP-1901 that constitutes the then-current Licensed Product (the “Prior Version”), and the dosage, form, formulation or administration device of EYP-1901 that constitutes the Licensed Product changes from the Prior Version during the conduct of such clinical trial, Betta or its Affiliate or Sublicensee shall have the right under the Exclusive License to continue to use its existing inventory of the Prior Version to perform such clinical trial (the “Existing Inventory Exception”).

2.2 Sublicenses.

The Exclusive License may be sublicensed, in whole or in part, by Betta to its Affiliates or Third Parties with the prior written consent of EyePoint, not to be unreasonably withheld; provided, that no consent shall be required for sublicenses to (a) distributors, and (b) limited use sublicenses to Third Party service providers who perform services on behalf of Betta provided that no right to sell, have sold or otherwise commercialize the Licensed Product has been granted to such Third

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Party service provider. Each sublicense shall be in writing and consistent with and subject to the terms and conditions of this Agreement. Betta shall continue to be responsible for the performance of its obligations under this Agreement and will be responsible for all actions of its Affiliates and sublicensees as if such Affiliates and sublicensees were Betta hereunder. Betta shall provide EyePoint with a full and complete copy of each sublicense agreement with a Sublicensee within thirty (30) days after execution, subject to Betta’s right to redact provisions of such sublicense that are not necessary to verify compliance with this Agreement.

2.3 No Implied Rights; Retained Rights.

Except as expressly stated herein, Betta shall have no other right to use, or interest in, the EyePoint Patents or the EyePoint Know-How. Additionally, Betta shall not have any interest in any other Patents or other intellectual property owned, licensed, developed or Controlled by EyePoint, other than as expressly provided in this Agreement or other valid written agreements. EyePoint makes no grant of intellectual property rights by implication. All rights that are not specifically granted herein by EyePoint to Betta are reserved to EyePoint. Without limitation of the foregoing, EyePoint retains rights under the EyePoint IP, with the right to grant licenses through multiple tiers, to (a) perform its obligations under this Agreement, (b) import the Licensed Product in the Territory to the extent necessary to exercise its retained rights, and (c) subject to Section 4.5, develop in clinical trials the Licensed Product in the Field in the Territory.

2.4 Registration of Agreement.

In accordance with Applicable PRC Laws, within fifteen (15) days after the Effective Date, Betta shall complete the registration of this Agreement with (a) the competent local counterpart of MOFCOM as a technology importation contract pursuant to the PRC Technology Importation and

Exportation Administrative Regulations (i.e. 中 华 人 民 共 和 国 技 术 进 出 口 管 理 条 例 )

promulgated by the State Council of China effective as of January 1, 2002 and amended as of March 2, 2019 and the Registration of Technology Importation and Exportation Contracts

Administrative Measures (i.e.技术进出口合同登记管理办法) promulgated by MOFCOM and effective as of March 3, 2009, in each case, as may be amended from time to time, and (b) any other applicable Regulatory Authority as required under Applicable PRC Laws. Betta shall also be responsible for filing this Agreement with the National Intellectual Property Administration of

PRC pursuant to the Measures for the Filing of Patent Exploitation License Contracts (i.e. 专利实施许可合同备案办法). Upon successful registration of this Agreement with each applicable

Regulatory Authority in the Territory, Betta shall promptly forward to EyePoint certified true and complete copies of any registration certificates as well as any other relevant documentation received by Betta in connection with the same, including English translations of the same, if appropriate.

2.5 Exclusivity by Betta.

During the Term, Betta will not (and Betta will ensure that its Affiliates do not) anywhere in the world, directly or indirectly: (a) alone or with or for any Third Party, develop (including drug discovery, screening or pre-clinical or clinical research), manufacture or commercialize any

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Competing Product in the Field; (b) grant a license, sublicense, option or other rights to any Third Party to conduct any of the activities in subsection (a); or (c) transfer, assign, convey or otherwise sell any Competing Product in the Field or any rights in any Competing Product in the Field or grant an option to do any of the foregoing, in each case of (a), (b) and (c) other than in performance of activities under this Agreement.

2.6 Exclusivity by EyePoint.

(a)
During the Term, EyePoint will not (and EyePoint will ensure that its Affiliates do not) anywhere in the Territory, directly or indirectly: (i) alone or with or for any Third Party, develop (including drug discovery, screening or pre-clinical or clinical research), manufacture or commercialize any Competing Product in the Field; (ii) grant a license, sublicense, option or other rights to any Third Party to conduct any of the activities in subsection (i); or (iii) transfer, assign, convey or otherwise sell any Competing Product in the Field or any rights in any Competing Product in the Field or grant an option to do any of the foregoing, in each case of (i), (ii) and (iii) other than in performance of activities under this Agreement or as permitted under Sections 2.6(b) and 2.6(c) of this Agreement.
(b)
Notwithstanding Section 2.6(a), if a Change of Control occurs with respect to EyePoint or its parent Affiliate with an Acquiring Entity, and the Acquiring Entity (or any of such Acquiring Entity’s successors or assigns, other than the relevant Pre-Existing Entities) as of the Change of Control has a program or product in development or commercialization that would otherwise violate Section 2.6(a), and which program did not directly or indirectly originate from EyePoint or any from the license or other transfer of any rights under EyePoint Patents or EyePoint Know-How (each, a “COC Program”), then (i) Section 2.6(a) shall not apply with respect to such COC Program unless the COC Program subsequently uses directly or indirectly any of the EyePoint Patents or EyePoint Know-How, and (ii) such Acquiring Entity will be permitted to continue such COC Program after such Change of Control and such continuation will not constitute a violation of Section 2.6(a).
(c)
Notwithstanding Section 2.6(a), if EyePoint or its Affiliate closes a Third Party Acquisition where the applicable Third Party, prior to such closing, is conducting a clinical development or commercialization program that, if conducted by EyePoint at such time, would be a breach of EyePoint’s exclusivity obligation in Section 2.6(a) (an “Acquisition Program”), then EyePoint and its Affiliates will, at its option, either (i) divest its rights to such Acquisition Program in the Field in the Territory, or (ii) cease the development and commercialization of such Acquisition Program in the Field in the Territory, in each case of (i) and (ii) within one (1) year after the closing of the applicable Third Party Acquisition. For clarity, the obligation to divest or cease activities under this Section 2.6(c) shall only apply to activities that are being conducted in the Territory.

2.7 Section 365(n) of the U.S. Bankruptcy Code.

All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy

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Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.

ARTICLE 3. GOVERNANCE

3.1 Establishment of the JSC.

The Parties will establish a joint steering committee to review and oversee the development and commercialization of the Licensed Products in the Field in the Territory and to coordinate the Parties’ activities under this Agreement (the “Joint Steering Committee” or “JSC”). Within thirty (30) days after the Effective Date, each Party shall appoint two (2) representatives to the JSC, each of whom shall have sufficient seniority and relevant expertise to make decisions within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by mutual consent of the Parties; provided, that the JSC will consist at all times of an equal number of representatives of each of EyePoint and Betta. Each Party may at any time replace its JSC representatives upon written notice to the other Party.

3.2 Co-Chairpersons of JSC.

Each of EyePoint and Betta will select from their representatives a co-chairperson for the JSC, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. The co-chairpersons of the JSC will be responsible, with the assistance of the Alliance Managers, for calling meetings, preparing and circulating an agenda and relevant materials (including drafts of, updates to, or any proposed changes to the Development Plan) to the other Party at least ten (10) Business Days in advance of each meeting, and preparing and issuing minutes of each meeting within ten (10) Business Days thereafter. The co-chairpersons of the JSC shall be responsible for executing the final agreed version of the minutes from each meeting of the JSC and such minutes, when executed by the co-chairperson from each Party, shall be binding upon the Parties, including with respect to any amendment or waiver to the terms of this Agreement that is included in such minutes.

3.3 JSC Responsibilities.

The JSC shall be responsible for:

(a)
coordinating the activities of the Parties under this Agreement and providing a forum to facilitate communications between the Parties under this Agreement;
(b)
overseeing, reviewing and discussing the development and commercialization of the Licensed Products in the Field in the Territory, including the activities of Betta and its Affiliates and Sublicensees to (i) develop the Licensed Products in the Field in the Territory in accordance with the Development Plan, (ii) following receipt of Regulatory Approval, launch, market, distribute and sell Licensed Products in the Field in the Territory, and (iii) Betta’s selection of Third Party service providers to support Betta’s efforts to develop and commercialize the Licensed Products in the Field in the Territory;

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(d)
reviewing and discussing changes to the Development Plan, overseeing the implementation of the Development Plan, and reviewing and discussing the Data and results of the Development activities under the Development Plan, in each case, subject to the provisions of Section 3.5 below;
(e)
reviewing and discussing commercial strategy, including the launch plan, branding, marketing, market access, and pricing for the Licensed Products in the Territory;
(f)
discussing at a high-level and exchanging relevant information relating to the development, manufacturing and commercialization activities for the Licensed Products undertaken by EyePoint and its Affiliates and sublicensees outside of Field and/or the Territory (i) to the extent relevant to the development and commercialization of the Licensed Products in the Field in the Territory, and (ii) to the extent that EyePoint has the right to disclose such information to Betta; and
(g)
performing such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or allocated to it by the Parties in writing by mutual agreement.

The Parties acknowledge and agree that although the JSC does not have the right to approve the Development Plan itself and any amendments thereto, the JSC has oversight and authority as set forth in Section 3.5 over the development of the Licensed Products in the Field in the Territory.

3.4 JSC Meetings.

The JSC will hold meetings on a quarterly basis at such times as the co-chairpersons may reasonably determine. Unless otherwise agreed by the Parties, all JSC meetings shall be held by teleconference, videoconference or other similar or mutually acceptable electronic means. Each Party will bear its own costs associated with attending meetings of the JSC. Each Party may from time to time invite a reasonable number of participants (including translators), in addition to its representatives, to attend the JSC meetings in a non-voting capacity. Each individual attending any JSC meeting hereunder (whether as a JSC member or invitee) shall be bound by written non-use and non-disclosure terms and conditions at least as restrictive as those set forth in this Agreement with respect to the Confidential Information of the other Party (for clarity, this may be through employment, confidentiality, invention assignment or similar agreements with such individuals). All materials to be discussed at a JSC meeting must be sent to the Parties at least ten (10) Business Days prior to such meeting.

3.5 JSC Decision-Making.

The members of each Party on the JSC shall collectively have one vote. Except as otherwise provided in this Section 3.5, decisions of the JSC shall be made by unanimous vote; provided, that at least one (1) representative from each Party participates in such vote. If the JSC does not reach unanimity with respect to a particular matter, and the JSC is unable to resolve the dispute within fifteen (15) days, then either Party may, by written notice to the other Party, have such matter referred to the Executive Officers, who shall meet promptly and negotiate in good

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faith to resolve the dispute. If the Executive Officers are unable to resolve such dispute within fifteen (15) days, then:

(a)
EyePoint shall have final decision-making authority with respect to any matters that (i) raise bona fide safety concerns for the Licensed Product or bona fide technical concerns for Manufacturing the Licensed Product, or (ii) reasonably could be expected to have a material adverse effect on the development or commercialization of a Licensed Product outside of the Territory; and
(b)
Betta shall have final decision-making authority with respect to all other matters.

Each Party shall at all times exercise its final decision-making authority using reasonable scientific and business judgment, in compliance with Applicable Laws, and with respect to Betta in accordance with its diligence obligations in Section 4.2.

3.6 Limitations on Authority of JSC.

The JSC shall not have responsibility for, oversight over or decision-making authority with respect to, the development and commercialization of the Licensed Products outside the Field and/or the Territory, or the manufacturing of the Licensed Products by or on behalf of EyePoint or its Affiliates or sublicensees. Neither Party, in exercising its final decision-making authority, shall have the authority or power to (a) amend or modify the terms of this Agreement, (b) avoid or seek to avoid any obligation of such Party under this Agreement, (c) waive compliance with the terms of this Agreement, (d) permit a Party to take an action that requires the prior written consent or other approval of the other Party under this Agreement, or (e) impose additional financial or other obligations on a Party that are not otherwise specified in this Agreement or agreed to by such Party.

3.7 Alliance Managers.

Each Party shall appoint a single English-speaking individual to act as the primary point of contact between the Parties in connection with the development and commercialization of the Licensed Products in the Field in the Territory (the “Alliance Managers”). Each Party may at any time appoint a different Alliance Manager by written notice to the other Party and may elect, upon mutual agreement by the Parties, to eliminate the responsibilities of the Alliance Managers. The Alliance Managers will (a) attend all meetings of the JSC, and (b) be the first point of referral for all matters of conflict resolution, and bring disputes to the attention of the JSC in a timely manner.

ARTICLE 4. DEVELOPMENT AND COMMERCIALIZATION

4.1 Betta Development and Commercialization.

Betta, either itself and/or by and through its Affiliates or Sublicensees, shall be solely responsible for and shall have full control and authority with respect to, all development, registration, manufacturing, marketing, advertising, promotional, launch and sales activities in connection with the Licensed Products in the Field in the Territory. All costs associated with such activities shall be borne solely by Betta.

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4.2 Betta Diligence.

(a)
Betta, either by itself or through its Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to develop, seek Regulatory Approval for and commercialize at least one Licensed Product in the Field in the Territory.
(b)
Without limiting Betta’s obligations under Section 4.2(a) and Section 4.3, Betta, by itself or through its Affiliates or Sublicensees, shall achieve each of the following diligence milestones by the corresponding diligence deadline:

	Diligence Milestone	Diligence Deadline
1	Submission of the first IND for a Licensed Product in China	Within [***] months after the Effective Date
2	First dosing of the first patient in a clinical trial for a Licensed Product in the Field in China	Within [***] months after approval of the first IND for a Licensed Product in China
3	First dosing of the first patient in a Registrational Clinical Trial for a Licensed Product in the Field in China	Within [***] months after approval of the first IND for a Licensed Product in China
4	Submission of an NDA to NMPA seeking Regulatory Approval for a Licensed Product in the Field in China	Within [***] months after the Effective Date

If Betta anticipates that it will not be able to achieve one or more of the diligence milestones set forth above by the corresponding diligence deadline, Betta shall provide EyePoint with written notice thereof. The Parties, through the JSC, shall discuss Betta’s expectations regarding timing relating to achievement of the applicable milestone(s) and the factors relating thereto. EyePoint shall consider in good faith, and shall not unreasonably withhold its consent to, any reasonable extension to the diligence deadlines set forth above proposed by Betta to the extent that any delay in achieving the corresponding diligence milestones by such diligence deadlines is due to unforeseen technical or regulatory difficulties beyond the reasonable control of Betta; provided, that the Parties shall extend the diligence deadlines set forth above by a reasonable period of time to the extent necessary to account for the following circumstances: (i) a failure by EyePoint to timely perform its obligations under Section 4.6; (ii) if Betta is required by NMPA to generate additional data or documentation not included in the EyePoint Know-How in order to support submission of an IND for the Licensed Product to NMPA in China; or (iii) if the IND for the Licensed Product previously filed by EyePoint in the United States is not otherwise sufficient to support submission of an IND for the Licensed Product to NMPA in China. For clarity, any amendment to the diligence deadlines set forth above shall require the written agreement of the Parties. If Betta agrees to participate in the Global Trial, then these diligence milestones shall not

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apply and will be replaced by the development plan for the Global Trial; provided, that Parties shall extend the diligence deadlines for Betta set forth in the development plan by a reasonable period of time to the extent necessary to account for EyePoint’s performance of and control of the Global Trial.

4.3 Development Plan.

Betta shall use Commercially Reasonable Efforts to develop the Licensed Products in the Field in the Territory pursuant to a development plan that will include a description of the development activities to be performed in support of obtaining Regulatory Approval for the Licensed Products in the Field in the Territory, including study designs and projected timelines for the completion of such activities (the “Development Plan”). Without limiting the foregoing, the Development Plan will include projected timelines for the achievement of material development milestones, including the following material development milestones: (a) submission by Betta of the first IND for a Licensed Product in China; (b) initiation of the first clinical trial in China for a Licensed Product; (c) initiation of the first Registrational Clinical Trial in China for a Licensed Product; and (d) the submission of an NDA for a Licensed Product to the NMPA. Within [***] days after the Effective Date, Betta shall submit to the JSC the initial Development Plan. Not later than [***] days prior to December 31 of each Calendar Year during the Term when development of the Licensed Products in the Field in the Territory is ongoing, Betta shall submit to the JSC for its review an updated Development Plan for the next Calendar Year. Such update shall take into account completion, commencement, changes in or cessation of development activities not contemplated by the then-current Development Plan in sufficient detail to reflect the continued diligence of Betta and its Affiliates and Sublicensees. Any material changes to the Development Plan made outside of the annual process to update the Development Plan shall be prepared by Betta, including the addition of any clinical trial protocols or any material changes thereto, and shall be submitted to the JSC for review. In the event of any proposed change to the Development Plan as a result of any interaction with any Regulatory Authority or Governmental Authority, the JSC shall meet as promptly as practicable to review and discuss any such proposed changes and determine an appropriate revision (if any) to the Development Plan. EyePoint shall have the right to review and comment on any updates to the Development Plan proposed by Betta before such updates are submitted to the JSC for review. In the event EyePoint reasonably disagrees with an update to the Development Plan, Betta shall consider in good faith EyePoint’s comments relating thereto. For clarity, if Betta participates in the Global Trial, then the development plan for the Global Trial will replace the requirement for the Development Plan.

4.4 Development Records.

Betta shall maintain complete and accurate records of all work conducted by or on behalf of Betta in furtherance of the development of the Licensed Products and all material results and Data generated in conducting such activities. Such records shall be maintained in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with Applicable Laws. EyePoint shall have the right to receive a copy of such records upon request.

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4.5 Global Clinical Trial.

In the event that EyePoint decides to conduct a global Registrational Clinical Trial for a Licensed Product in the Field (a “Global Trial”), Betta shall have the right to participate in such Global Trial by including clinical trial sites in the Territory on the terms set forth in this Section 4.5 (“Development Participation Right”). In advance of any Global Trial, EyePoint shall provide written notice thereof to Betta (a “Global Trial Notice”). Betta shall have sixty (60) days from receipt of the Global Trial Notice (the “Review Period”) to exercise its Development Participation Right by providing written notice thereof to EyePoint (the “Participation Notice”). If Betta exercises its Development Participation Right within the Review Period, the Parties shall negotiate in good faith for up to sixty (60) days an agreement setting forth the terms of Betta’s participation in the Global Trial, which shall include Betta’s obligation to support EyePoint in connection with the Global Trial by (a) recommending clinical trial sites in the Territory; provided, that EyePoint shall have the right to reject any clinical trial sites that do not meet the regulatory, quality or other standards of EyePoint, in EyePoint’s sole discretion, (b) bearing all costs and expenses incurred by or on behalf of Betta for its participation in such Global Trial conducted in the Territory, and (c) reimbursing EyePoint for a that portion of its internal and external expenses attributable to the Territory, including the expenses of any contract research organization or other Third Party service providers, to oversee and manage the Global Trial to the extent attributable to the Territory. For clarity, EyePoint shall have the right to control, in its sole discretion, the study design and study protocol for the Global Trial. If Betta does not deliver a Participation Notice to EyePoint during the Review Period, or if the Parties are unable to execute an agreement providing for Betta’s participation in the Global Trial within sixty (60) days of the Participation Notice, then Betta will be deemed to have waived its Development Participation Right for the Global Trial and EyePoint shall have no further obligation to Betta under this Section 4.5 with respect to participation in the Global Trial and shall have the right to move forward with the Global Trial in the Territory and Betta will have no obligation to participate in the Global Trial. For clarity, if Betta elects not to participate in the Global Trial but conducts its own Registrational Clinical Trial for the Licensed Product in the Territory for the same indication, EyePoint will still provide Betta all the data, results and documents generated through the Global Trial to support the clinical, commercial development and the regulatory approval of the Licensed Product in the Territory for such indication as provided in this Agreement. Notwithstanding any term of this Agreement to the contrary, if Betta does not conduct its own Registrational Clinical Trial for the Licensed Product for a particular indication in the Field in the Territory and elects not to participate in a Global Trial for such indication conducted by EyePoint, then Betta shall not have the right to use or access any data generated by or on behalf of EyePoint in the Global Trial unless and until Betta reimburses EyePoint for the proportionate costs to conduct the Global Trial for such indication in the Territory. For clarity, Betta may elect to develop, at its own cost and expense, the Licensed Products in any indication in the Field in the Territory as approved under the Development Plan, even if Betta does not exercise its Development Participation Right with respect to the same indication in the Field in the Territory.

4.6 Know-How Transfer.

(a) Initial Transfer. Within thirty (30) days after the Effective Date, EyePoint shall transfer and deliver to Betta, at no cost to Betta, an electronic copy (which may be through access

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to a secured electronic database) of the EyePoint Know-How, as set forth on Exhibit B, that Betta needs to file an IND with respect to the Licensed Product in the Territory.

(b)
Continuing Transfer Obligation. After the initial transfer of the EyePoint Know-How contemplated by Section 4.6(a) above, from time to time during the Term at Betta’s request, EyePoint shall transfer and deliver to Betta all tangible embodiments of any other material then-existing EyePoint Know-How (other than Data and reports that are subject to transfer in accordance with Section 4.9(a) and Know-How for Manufacturing the Licensed Product) not previously transferred and delivered to Betta that is necessary to Exploit the license set forth in Section 2.1, including without limitation for Betta to obtain or maintain Regulatory Approval for the Licensed Product in the Territory.
(c)
No Transfer of Manufacturing Know-How. Notwithstanding any term of this Agreement to the contrary, EyePoint shall have no obligation under this Agreement to transfer or otherwise deliver to Betta or its Affiliates, Sublicensees or agents, (i) any EyePoint Know-How necessary to enable manufacturing of the Licensed Products, or (ii) any other chemistry, manufacturing or control (CMC) information included within the EyePoint Know-How that is considered proprietary information belonging to EyePoint (the “CMC Information”). In order to support Regulatory Approval of the Licensed Products in the Field in the Territory, EyePoint will provide necessary CMC Information directly to the applicable Regulatory Authority in the Territory or will provide Betta with a letter of cross reference to allow Regulatory Authorities in the Territory to reference such CMC Information from the appropriate EyePoint dossier(s), and the Parties will work together in good faith to ensure that CMC Information that satisfies the requirements of Regulatory Authorities in the Territory is provided while also taking into account any bona fide concerns of EyePoint with respect to the scope of CMC Information and other proprietary EyePoint Know-How that is disclosed.
(d)
Translations. Each Party shall be solely responsible at its sole expense for translating, or arranging for a Third Party service provider to translate, any materials, reports or other documentation received from the other Party under this Agreement into the local language as necessary for use in the relevant jurisdiction.

4.7 EyePoint Support.

In addition to EyePoint’s express obligation to provide certain information and customary and reasonable support under Sections 4.6, 4.8(b), 4.8(c) and 4.9, the Parties understand and agree that it may be necessary for Betta from time to time to seek additional consulting support from EyePoint with respect to matters relating to the development of the Licensed Products in the Field in the Territory under this Agreement (the “EyePoint Support”). Upon the request of Betta, EyePoint shall provide the EyePoint Support to Betta, subject to the following terms and conditions: (1) all EyePoint Support shall be provided through EyePoint personnel, and EyePoint shall have no obligation to (x) provide any EyePoint Support that requires EyePoint to utilize any Third Party service provider not under contract with EyePoint for the scope of the requested EyePoint Support or incur any out-of-pocket costs, including any fees charged by any Third Party service provider that are not paid directly by Betta or paid in advance by Betta to EyePoint, unless EyePoint agrees to provide such EyePoint Support in writing, and Betta timely pays (or reimburses EyePoint for) all such out-of-pocket costs, or (y) require any EyePoint employees to travel in-

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person to the Territory except as necessary for meetings with Regulatory Authorities, subject to availability of such EyePoint employees and reimbursement by Betta of any related expenses; and [***] of EyePoint Support provided by EyePoint employees shall be provided at no cost to Betta. Upon the request of EyePoint, the Parties shall enter into a separate written agreement relating to the EyePoint Support if the [***] are not adequate to address the need from Betta.

4.8 Regulatory Activities.

(a) Regulatory Materials. Betta shall apply for and maintain, at Betta’s sole cost and expense, all Regulatory Materials relating to the Licensed Products in the Field in the Territory. All Regulatory Materials relating to the Licensed Products in the Field in the Territory shall be owned by Betta and held in Betta’s name, except for any Regulatory Materials, including any IND or Imported Drug License, that are required under Applicable Laws to be filed in EyePoint’s name, which Regulatory Materials will be owned by EyePoint, but shall be prepared, filed and maintained by Betta on EyePoint’s behalf (such Regulatory Materials in EyePoint’s name and owned by EyePoint, the “EyePoint Territory Regulatory Documents”). EyePoint shall, at the direction of and with the assistance of Betta, execute any documentation prepared by Betta necessary to appoint Betta as EyePoint’s local regulatory agent to perform regulatory actions on its behalf in connection with the EyePoint Territory Regulatory Documents. Betta shall be responsible, at Betta’s sole cost and expense, for all communications and interactions with Regulatory Authorities with respect to the Licensed Products in the Field in the Territory, both prior to and subsequent to receipt of any Regulatory Approvals. At least thirty (30) days in advance of filing any material Regulatory Document relating to a Licensed Product with any Regulatory Authority in the Territory, including any IND or MAA (or, if a Regulatory Authority requires that a filing be made in a period that does not allow for such thirty (30) day advance review period, then at a mutually agreed upon time in advance of such filing), Betta shall provide to EyePoint for EyePoint’s review and comment the then-current draft of such Regulatory Document in full in Chinese and an English translation thereof. Betta will consider in good faith EyePoint’s comments to any material Regulatory Materials relating to a Licensed Product prior to filing such Regulatory Materials with the applicable Regulatory Authorities; provided, that no EyePoint Territory Regulatory Document relating to a Licensed Product may be filed in the Territory without the prior written consent of EyePoint, such consent not to be unreasonably withheld, conditioned or delayed. Betta shall notify EyePoint in writing at least ten (10) Business Days in advance of any material meeting with Regulatory Authorities in the Territory relating to the Licensed Products, and EyePoint shall have the right, but not the obligation, to have a representative of EyePoint accompany Betta to each such meeting in an observational capacity if such attendance is permitted by the applicable Regulatory Authorities in the Territory; provided, that, with respect to any meeting with Regulatory Authorities in the Territory pertaining to an EyePoint Territory Regulatory Document, EyePoint’s representative shall have the right to attend such meeting as a representative of the applicant/owner of such EyePoint Territory Regulatory Document, unless EyePoint agrees in writing prior to such meeting that such representative shall be in attendance in an observational capacity only. If a Regulatory Authority requires EyePoint to execute any document or attend any meeting, as for example as the applicant/owner of an EyePoint Territory Regulatory Document, then EyePoint will promptly provide Betta with the necessary support at the expense of Betta.

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(b)
Requests for Information from Regulatory Authorities. Upon the request by a Regulatory Authority or Governmental Authority in the Territory to Betta for any information or materials relating to the Licensed Products that have not already been provided to Betta under the terms of this Agreement, EyePoint shall promptly provide to Betta such information or materials to the extent that such information or materials are in the Control of EyePoint.
(c)
Requests for Information. Within thirty (30) days of receipt or filing, each Party shall provide the other Party with an electronic copy of all material Regulatory Materials and correspondence with Regulatory Authorities or Governmental Authorities, including any IND or MAA, that are (i) Controlled by such Party and permitted to be disclosed by such Party to the other Party, and (ii) necessary for the development of the Licensed Products in the other Party’s territory. Additionally, upon the reasonable request of a Party, the other Party shall, as soon as practicable, provide the requesting Party with (x) an electronic copy, of all other Regulatory Materials and correspondence with Regulatory Authorities or Governmental Authorities, and (y) a written summary of all other interactions with Regulatory Authorities and Governmental Authorities, in each case by or on behalf of EyePoint or its Affiliates or Betta or its Affiliates or Sublicensees with respect to the development of the Licensed Products in the Field in its territory, that is in each case (1) Controlled by such Party and permitted to be disclosed by such Party to the other Party, and (2) necessary for the development of the Licensed Products in the other Party’s territory.

4.9 Data Sharing and Use.

(a)
Exchange of Data and Other Information. In addition to the technology transfer obligations under Section 4.6 and the adverse event and safety reporting obligations under Section 4.11, each Party shall promptly provide the other Party, through the JSC if practicable or if not practicable directly to the other Party, with copies of all material Data, including non-clinical and clinical data, and reports, that are in each case (i) generated from its (or its Affiliates’ or sublicensees’) development of the Licensed Products in its respective territory, (ii) Controlled by such Party and permitted to be disclosed by such Party to the other Party, and (iii) necessary for the development of the Licensed Products in the other Party’s territory. Each Party shall be responsible for obtaining all Approvals and completing all filings required under Applicable Laws for the transfer of Data and reports to the other Party as required under this Section 4.9(a).
(b)
Right to Use and Reference. Each Party shall have the right to use and reference any Data, reports and Regulatory Materials disclosed to such Party under this Agreement in support of obtaining Regulatory Approval for the Licensed Products in its respective territory, in each case consistent with the rights and licenses granted by each Party to the other Party under Article 2.

4.10 Reporting Obligations.

(a) Development and Commercialization Reports. On a semi-annual basis during the Term, within fifteen (15) days after the release of Betta’s semi-annual and annual company reports (or, if Betta no longer has an obligation to release semi-annual and annual company reports, then no less than once every six (6) months), Betta shall submit to EyePoint a high-level report summarizing Betta’s and its Sublicensees’ activities related to the development and commercialization of the Licensed Products during the prior semi-annual period. Additionally, if

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any material issue relating to the development or commercialization of the Licensed Products in the Territory occurs during the time period between the delivery of the semi-annual reports, Betta shall promptly deliver to EyePoint written notice summarizing such material issue. EyePoint shall have the opportunity to discuss each such report and its contents with Betta, either through the JSC or in any other manner reasonably acceptable to EyePoint, and Betta shall provide to EyePoint any additional documentation or information reasonably requested by EyePoint relating to such reports.

(b) Disclosure Reports. Upon the request of EyePoint made no more than once per Calendar Quarter during the Term, Betta shall submit to EyePoint a running list of the Third Parties to whom Betta and its Affiliates and Sublicensees have disclosed EyePoint’s Confidential Information during the Term.

4.11 Safety Data Exchange and Global Safety Database.

Within ninety (90) days of the Effective Date, but in any event prior to commencement of any clinical trials with a Licensed Product in the Field in the Territory by or on behalf of Betta or its Affiliates or Sublicensees, the Parties will in good faith negotiate and finalize a separate safety data exchange agreement (the “Pharmacovigilance Agreement”), the terms of which shall set forth the obligations, procedures and timelines for exchanging information (such as the occurrence of adverse events and serious adverse events) observed in connection with the Licensed Products in order to enable each Party to comply with its safety reporting obligations to Regulatory Authorities in their respective territories. Prior to the execution of the Pharmacovigilance Agreement, each Party shall promptly notify the other Party of any information observed in connection with the Licensed Products necessary to enable such Party to comply with its safety reporting obligations to Regulatory Authorities. EyePoint shall be responsible for maintaining a global safety database with respect to the Licensed Products. Betta shall be responsible for reporting all adverse drug reaction experiences related to the Licensed Products in connection with the activities of Betta under this Agreement to the applicable Regulatory Authorities in the Territory in accordance with all Applicable Laws.

4.12 Supply Agreements.

(a)
Subject to this Section 4.12 and Section 4.13, EyePoint shall be responsible for manufacturing all quantities of the Licensed Products necessary for Betta to develop and commercialize the Licensed Products in the Field in the Territory. Betta acknowledges and agrees that EyePoint has engaged or in the future may engage certain Third Party contract manufacturers to manufacture the Licensed Products on behalf of EyePoint. Betta is responsible for supplying EyePoint with the quantities of the Equinox Compound that are necessary to manufacture the Licensed Product required by Betta, and EyePoint’s obligations to supply quantities of the Licensed Products to Betta shall be subject to, and limited by, Betta’s ability to deliver such quantities of the Equinox Compound to EyePoint.
(b)
Within [***] days after the execution of this Agreement, the Parties shall enter into a clinical supply agreement (the “Clinical Supply Agreement”) and a related quality agreement (the “Clinical Supply Quality Agreement”) pursuant to which EyePoint shall supply to Betta quantities of the Licensed Products in bulk, unlabeled form at

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EyePoint’s Fully Burdened Manufacturing Cost to support the development of Licensed Products in the Field in the Territory.

(c)
At least [***] prior to the anticipated date of Regulatory Approval of a Licensed Product in China, the Parties shall negotiate in good faith the terms of and enter into a commercial supply agreement (the “Commercial Supply Agreement,”) and a related quality agreement (the “Commercial Supply Quality Agreement”) pursuant to which EyePoint shall supply to Betta quantities of the Licensed Products in bulk, unlabeled form at EyePoint’s Fully Burdened Manufacturing Cost, to support the commercialization of Licensed Products in the Field in the Territory. The Commercial Supply Agreement and Commercial Supply Quality Agreement shall contain terms that are consistent with EyePoint’s agreements with any applicable Third Party contract manufacturer and such other terms that are customary and reasonable for agreements of such type.
(d)
If Betta desires to continue to receive a supply of the Licensed Product for sale in the Territory following the expiration of all applicable Royalty Terms, the Parties shall renegotiate the terms of any then-existing Commercial Supply Agreement or enter into a new commercial supply agreement pursuant to which EyePoint shall supply to Betta quantities of the Licensed Product in bulk, unlabeled form at EyePoint’s Fully Burdened Manufacturing Cost [***].

4.13 Territory Filings and Approvals.

With respect to any applicable filings and Approvals required from any Governmental Authority in the Territory in order to develop, import or commercialize Licensed Products in the Field in the Territory (“Territory Filings and Approvals”), the Parties agree that Betta shall be solely responsible for making, obtaining and maintaining all such Territory Filings and Approvals, at its sole cost and expense.

ARTICLE 5. FINANCIAL PROVISIONS

5.1 Royalties.

(a) Licensed Product Royalty from Betta. Subject to the remainder of this Section 5.1, Betta shall pay to EyePoint the following tiered royalties on Annual Net Sales of Licensed Products in the Territory:

Annual Net Sales	Royalty Rate
The portion of Annual Net Sales of Licensed Products in the Territory up to and including [***]	[***]
The portion of Annual Net Sales of Licensed Products in the Territory exceeding [***]	[***]

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(b)
Royalty Term. Betta’s obligation to pay royalties with respect to a Licensed Product in a Relevant Region in the Territory, even if reduced as provided below in this Section 5.1, shall commence upon the First Commercial Sale of such Licensed Product in such Relevant Region and shall expire on a Relevant Region-by-Relevant Region and Licensed Product-by-Licensed Product basis on the later of (i) the date that is [***] years after First Commercial Sale of such Licensed Product in such Relevant Region, and (ii) the first day of the month following the month in which a Generic Product corresponding to such Licensed Product is launched in such Relevant Region (the “Royalty Term”).
(c)
Existence and Expiry of Valid Claims. If, on a Relevant Region-by-Relevant Region and Licensed Product-by-Licensed Product basis, there is no Valid Claim that covers the Licensed Product, and there is no other Patent that is controlled by Betta which covers such Licensed Product, either at the time of First Commercial Sale or anytime thereafter during the Royalty Term, then Betta shall have no obligation to pay royalties on Net Sales of such Licensed Product in such Relevant Region at the royalty rates set forth in Section 5.1(a), but rather, Betta shall pay to EyePoint a Know-How royalty on Net Sales of such Licensed Product in such Relevant Region at a royalty rate equal to [***] of the applicable royalty rate as set forth in Section 5.1(a) during the Royalty Term.
(d)
Expiration of Royalty Term. After the Royalty Term expires, on a Relevant Region-by-Relevant Region and Licensed Product-by-Licensed Product basis, Betta shall have nonexclusive, fully paid, perpetual license (with the right to sublicense, to the extent that Betta granted a sublicense under this Agreement prior to expiration of the applicable Royalty Term) under the EyePoint IP to develop, use (but not make or have made), sell, offer for sale and import the Licensed Products in the Field in the Territory.
(e)
Third Party Licenses. Betta shall pay all amounts due under Third Party Licenses. Such payments under Third Party Licenses are not creditable against any payments due to EyePoint under this Agreement.

5.2 Reports; Royalty Payments.

Until the expiration of all the Royalty Term in all Relevant Regions, Betta shall make written reports and Calendar Quarterly payments to EyePoint within sixty (60) calendar days after the end of each Calendar Quarter covering Net Sales of Licensed Products in the Territory by Betta, its Affiliates and Sublicensees during the preceding Calendar Quarter, each such written report in reasonable detail as available stating (a) gross sales of the Licensed Product sold by Betta, its Affiliates and Sublicensees, in local currency and Dollars, (b) calculation of Net Sales of the Licensed Product including all deductions and currency conversions, and (c) a calculation of the royalties due to EyePoint. Concurrent with the delivery of each such report, Betta shall make the royalty payment due to EyePoint for the Calendar Quarter covered by such report.

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5.3 Method of Payments.

All payments due from one Party to the other Party under this Agreement shall be paid in Dollars by wire transfer to a bank account designated in writing by the Party that is to receive payment at least five (5) Business Days before such payment is due.

5.4 Audit.

Betta and its Affiliates and Sublicensees shall keep and maintain for five (5) years complete and accurate records of sales of Licensed Products in sufficient detail to allow EyePoint to confirm the accuracy of royalties paid and/or payable under Section 5.1 hereunder. EyePoint shall have the right during such five (5) year period to appoint at its expense an independent certified public accountant reasonably acceptable to Betta to audit all relevant records for the purpose of verifying reports provided by Betta under Section 5.2. Betta and its Affiliates and Sublicensees shall make such records available for audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon thirty (30) days written notice from EyePoint. Such audit right shall not be exercised by EyePoint more than once in any Calendar Year and the records for a twelve (12) month period may not be audited more than once. All records made available for audit shall be deemed to be Confidential Information of Betta and, upon the request of Betta, the independent certified public accountant selected by EyePoint shall enter into a confidentiality agreement with Betta in a form reasonably acceptable to Betta regarding the use and disclosure of such Confidential Information. The results of each audit, if any, shall be binding on both Parties absent manifest error. EyePoint shall bear the full cost of such audit, except in the event that the results of the audit reveal an underpayment of royalties to EyePoint under Section 5.1 of five percent (5%) or more over the period being audited, in which case documented and reasonable audit fees for such examination shall be paid by Betta. If such audit reveals an underpayment of royalties, Betta shall pay any unpaid royalties within thirty (30) days of the completion of the audit. If such audit reveals an overpayment of royalties, then at Betta’s election, EyePoint shall either pay any overpaid royalties to Betta within thirty (30) days of the completion of the audit or Betta shall have the right to credit such overpayment against future amounts payable to EyePoint under this Agreement.

5.5 Taxes.

(a) Withholding. To the extent any payments due to EyePoint under this Agreement (“Payments”) become subject to withholding of income Taxes under Applicable Laws, Betta shall deduct and withhold the amount of such Taxes for the account of EyePoint to the extent required by Applicable Laws but shall not be otherwise subject to any other deductions, offsets or withholdings whatsoever other than those directly related to withholding Taxes that EyePoint is required to pay under Applicable Laws; the Payments payable to EyePoint shall be reduced by the amount of withholding income Taxes deducted and withheld; and Betta shall pay the amounts of such Taxes to the proper Governmental Authority in a timely manner and transmit to EyePoint an official tax certificate or other evidence of such Tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable EyePoint to claim such payment of Taxes. If EyePoint is entitled (whether under any applicable tax treaty or otherwise under Applicable Laws) to a reduction in the rate of, or the elimination of, withholding of income Tax with respect to the Payments, it may deliver to Betta or

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the appropriate Governmental Authority (with the assistance of Betta to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Betta of its obligation to withhold Tax, and Betta shall apply the reduced rate of withholding, or dispense with withholding, as the case may be. Betta agrees to take reasonable and lawful efforts to minimize such withholding income Taxes that would otherwise be borne by EyePoint. Betta shall cooperate with EyePoint as reasonably requested in any claim for refund or application to any Governmental Authority and/or in obtaining any tax credit by EyePoint for the withholding of income Taxes with respect to the Payments.

(b) VAT. All Payments, including any royalty payments payable to EyePoint pursuant to Section 5.1 of this Agreement, shall be paid exclusive of, and without reduction for, any value-added tax (including, for greater certainty, any goods and services tax, harmonized sales tax and any similar taxes, including any interest, penalties or other additions to tax thereon) (“VAT”) imposed by the relevant Governmental Authority in the Territory. Betta shall be responsible for the payment of all VAT applicable to the Payments and shall file all applicable VAT tax returns imposed by the relevant Governmental Authority in the Territory. EyePoint shall cooperate, to the extent reasonably required, with the filing of any such VAT tax returns. Betta shall indemnify EyePoint for any VAT imposed on EyePoint imposed by the relevant Governmental Authority in the Territory with respect to the Payments and if EyePoint directly pays any VAT, Betta shall promptly reimburse EyePoint for such VAT including all reasonable related costs. If EyePoint determines that it is required to report any such tax, Betta shall promptly provide EyePoint with applicable receipts and other documentation necessary or appropriate for such report.

5.6 Currency Conversion.

With respect to sales of the Licensed Product invoiced in Dollars, the Net Sales and the amounts due hereunder will be expressed in Dollars. With respect to sales of the Licensed Product invoiced in a currency other than Dollars, the Net Sales and amounts due hereunder will be reported in Dollars, calculated using the exchange rates on the last day of the applicable Calendar Quarter as published in the Wall Street Journal.

ARTICLE 6. INTELLECTUAL PROPERTY RIGHTS

6.1 Ownership of New IP.

(a)
Subject to the licenses granted by EyePoint herein, EyePoint is and shall at all times remain the sole and exclusive owner of the EyePoint IP and all Confidential Information of EyePoint disclosed by or on behalf of EyePoint to Betta pursuant to this Agreement.
(b)
As between the Parties, Inventions conceived or generated by or on behalf of one or both of the Parties in the course of performing activities under this Agreement shall be owned as follows:

(i) Inventions that (1) constitute an improvement or enhancement of any EyePoint IP, or (2) are derived from or use the EyePoint IP or EyePoint’s Confidential Information, together with all intellectual property rights therein, shall be owned solely by EyePoint (“EyePoint Improvement IP”);

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(ii)
Inventions solely and specifically related to the Equinox Compound, together with all intellectual property rights therein, shall be owned solely by Betta (the “Betta Improvement IP”);
(iii)
Inventions other than EyePoint Improvement IP or Betta Improvement IP that are conceived or generated solely by or on behalf of Betta and all intellectual property rights therein shall be owned solely by Betta (the “Betta New IP”);
(iv)
Inventions other than EyePoint Improvement IP or Betta Improvement IP that are conceived or generated solely by or on behalf of EyePoint and all intellectual property rights therein shall be owned solely by EyePoint (the “EyePoint New IP”); and
(v)
Inventions other than EyePoint Improvement IP or Betta Improvement IP conceived or generated jointly by or on behalf of Betta and EyePoint and all intellectual property rights therein shall be owned jointly by Betta and EyePoint (the “Joint New IP”).
(c)
Each Party (including its employees and contractors) shall assign and hereby assigns to the other Party, without additional consideration, such of its interest in any Invention, and shall cause its Affiliates and Sublicensees, as applicable, to execute and deliver such additional documents, instruments, conveyances and assurances and take any such further actions as may be reasonably required to ensure that such interest in any Invention is effectively assigned to and held by the other Party, as necessary to effectuate the allocation of ownership rights set forth in Section 6.1(b).
(d)
For clarity, to the extent any EyePoint Improvement IP, EyePoint New IP or Joint New IP constitutes any EyePoint IP, it shall be automatically included in the Exclusive License without additional consideration.
(e)
Any Data relating to the Territory generated by Betta and its Affiliates and Sublicensees shall be owned solely by Betta; provided, that EyePoint shall have the right to receive and to use the Data to Exploit the Licensed Products (i) in the Territory outside the Field, and (ii) outside the Territory in all fields of use, in each case in accordance with the terms of this Agreement, including Sections 2.3 and 4.9.
(f)
Notwithstanding the foregoing, each Party shall own and retain ownership of all Know-How and Patent Rights owned by such Party as of the Effective Date or that come into the Control of such Party during the Term outside the scope of this Agreement.
(g)
The Parties will attempt in good faith to resolve any disputes regarding ownership of Inventions, and all Patent Rights and any other intellectual property rights therein, in accordance with Sections 11.1 and 11.2.

6.2 Prosecution and Maintenance of EyePoint Patents.

EyePoint shall have the first right, but not the obligation, and in a commercially reasonable and expeditious manner, to prepare, file, prosecute, and maintain each of the EyePoint Patents throughout the Territory provided, that Betta shall reimburse EyePoint for [***] of EyePoint’s costs in the preparation, filing, prosecution, and maintenance of the EyePoint Patents

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in the Territory. Upon request, EyePoint shall promptly furnish or have furnished to Betta copies of all patents, patent applications, substantive patent office actions, and substantive responses received or filed in connection with applications for the EyePoint Patents in the Territory at least thirty (30) days before filing or mailing, as the case may be, and, if requested, use reasonable efforts to solicit Betta’s advice and review of EyePoint Patents in the Territory and material prosecution matters related thereto in reasonable time prior to filing thereof, and EyePoint shall consider in good faith Betta’s reasonable comments and suggestions related thereto; provided, that nothing herein shall obligate EyePoint to adopt or follow such comments or suggestions. If, during the Term, EyePoint intends to allow any EyePoint Patent in the Territory to expire or intends to otherwise abandon any such EyePoint Patent, EyePoint shall notify Betta of such intention or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such EyePoint Patent, and Betta shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof in the Territory at its sole cost and expense, in the name of EyePoint. Each Party agrees to reasonably cooperate with the other Party to execute all lawful papers and instruments and to provide consultation and assistance as may be reasonably necessary in the prosecution and maintenance of the EyePoint Patents in a manner consistent with this Section 6.2.

6.3 Third Party Infringement.

(a)
Notice. If either Party becomes aware of any suspected infringement or misappropriation by a Third Party of any EyePoint IP in the Territory in the Field, then that Party shall promptly notify the other Party and provide it with all material details of such activities (each, an “Infringement”) of which it is aware.
(b)
Betta Right to Enforce. Betta shall have the first right, but not the obligation, to address such Infringement in the Field in the Territory and to defend against any related declaratory judgement action, by taking reasonable steps, which may include the institution of legal proceedings or other actions (an “Action”), and to compromise or settle such Action; provided, that (i) Betta shall keep EyePoint reasonably informed about such Action and shall consult with EyePoint about the Action so that EyePoint can advise Betta about potential impacts of the Action outside of the Field, (ii) EyePoint shall provide all reasonable cooperation to Betta in connection with such Action, (iii) Betta shall not take any position with respect to such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the EyePoint IP, or compromise or settle any such Action, without the prior consent of EyePoint, which consent shall not be unreasonably withheld, and (iv) if Betta does not intend to prosecute or defend an Action, or ceases to diligently pursue such an Action, it shall promptly inform EyePoint in such a manner that such Action will not be prejudiced and Section 6.3(c) shall apply.
(c)
EyePoint Right to Enforce. In the event of an Infringement described in Section 6.3(a) or a declaratory judgement action relating to such Infringement, if (i) Betta informs EyePoint that it does not intend to prosecute an Action in respect of the EyePoint IP, (ii) within sixty (60) days after notice of Infringement, Betta has not commenced any such Action (which commencement, for clarity, may include a cease and desist letter to an infringer or an attempt to settle the matter), or (iii) if Betta thereafter ceases to diligently pursue such Action, then EyePoint shall have the right, at its own expense, upon notice to Betta to take appropriate action to address

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such Infringement, including by initiating its own Action or taking over prosecution of any Action initiated by Betta. In such event, EyePoint shall keep Betta fully informed about such Action and Betta shall provide all reasonable cooperation to EyePoint in connection with such Action.

(h)
Right to Representation. Each Party shall have the right to participate and be represented by counsel that it selects, in any Action instituted under Section 6.3(b) or 6.3(c) by the other Party. If a Party with the right to initiate an Action to eliminate an Infringement or defend against a declaratory judgement action lacks standing to do so and the other Party has standing to initiate such Action, then the Party with the right to initiate an Action may name the other Party as plaintiff in such Action or may require the Party with standing to initiate such Action at the expense of the other Party.
(i)
Cooperation. In any Action instituted under this Section 6.3, the Parties shall cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party instituting such Action, the other Party shall join such Action and shall be represented using counsel of its own choice, at the requesting Party’s expense; provided, that if EyePoint has informed Betta that it would not proceed with such Action on the opinion of counsel, Betta may not require EyePoint to join such Action.
(j)
Share of Recoveries. Except as otherwise provided, the costs and expenses of the Party bringing suit under this Section 6.3 shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall first be applied to the out-of-pocket costs of each Party in connection with such action; (ii) if Betta is the Party controlling such action, then any proceeds that are lost profits damages or a reasonable royalty shall be treated as the equivalent of Annual Net Sales in the Calendar Year in which the recovery is paid (i.e., shall be allocated to Betta with EyePoint receiving a royalty on the recovery proceeds in accordance with the provisions of Section 5.1), and any remaining proceeds shall be retained by Betta; or (iii) if EyePoint is the Party controlling such action, then any remaining proceeds shall be retained by EyePoint. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 6.3 may not be entered into without the consent of the Party not bringing the suit, which consent shall not be unreasonably withheld.

6.4 Defense of Claims Brought by Third Parties.

In the event that any action, suit or proceeding is brought against either Party or an Affiliate of either Party or a Sublicensee of Betta alleging the infringement of the Know-How or Patents of a Third Party by the making, having made, use, sale, offering for sale or importation of a Licensed Product in the Field in the Territory, such Party shall notify the other Party within five (5) days of the earlier of (a) receipt of service of process in such action, suit or proceeding, or (b) the date such Party becomes aware that such action, suit or proceeding has been instituted, and the Parties shall meet as soon as possible to discuss the overall strategy for defense of such matter. Betta shall have the right, but not the obligation, to defend such action, suit or proceeding in the Territory at its sole cost and expense. EyePoint shall have the right to separate counsel at its own expense in any such action, suit or proceeding, and the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding. Each Party shall promptly furnish the other Party with a

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copy of each communication relating to the alleged infringement that is received by such Party including all documents filed in any litigation.

6.5 Patent Listing and Marking.

Betta shall mark all Licensed Products with the relevant EyePoint Patent Rights to the extent permitted under Applicable Law.

ARTICLE 7. CONFIDENTIALITY

7.1 Confidentiality; Exceptions.

Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:

(a)
was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual knowledge by the Receiving Party;
(b)
was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
(c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or
(d)
was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

For clarity, the EyePoint Know-How is and shall remain the Confidential Information of EyePoint until or unless such information comes within one of the exceptions set forth in this Section 7.1.

7.2 Authorized Disclosure.

Except as otherwise provided in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows:

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(a)
under appropriate confidentiality provisions similar to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement;
(b)
to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining Regulatory Approval, conducting pre-clinical activities or clinical trials, marketing Licensed Products or otherwise required by Applicable Laws or the rules of a securities exchange or securities listing organization; provided, that if a Receiving Party is required by Applicable Laws to make any such disclosure of a Disclosing Party’s Confidential Information it shall, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed;
(c)
to existing or prospective advisors, investors, collaborators, (sub)licensees, partners or joint venturers, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement;
(d)
as reasonably required under the circumstances, to a Third Party in connection with (i) a merger, consolidation or similar transaction by such Party, or (ii) the sale of all or substantially all of the assets of such Party to which this Agreement relates, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, or (iii) to the extent mutually agreed in writing by the Parties.
(e)
In each of the above authorized disclosures, the Receiving Party shall remain responsible for any failure by any Person who receives the Confidential Information pursuant to this Section 7.2 to treat such Confidential Information as required under this Article 7.

7.3 Press Release; Disclosure of Agreement.

On or promptly after the Effective Date, the Parties shall issue a public announcement of the execution of this Agreement in the form mutually agreed by the Parties. Except to the extent required by Applicable Laws or the rules of a securities exchange or securities listing organization, neither Party shall issue any other press release or other public disclosure concerning this Agreement, the subject matter hereof or the Parties’ activities hereunder, or any results or data arising hereunder, except with the other Party’s prior written consent. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press releases and disclosures prior to the issuance thereof, and a Party may not unreasonably withhold consent to such releases and disclosures, and shall give due consideration to any reasonable comments by the non-filing Party relating to such releases and disclosures, including where applicable subject matter for which confidential treatment may be sought. A Party may publicly disclose without regard to the preceding requirements of this Section 7.3 any information that was previously publicly disclosed pursuant to this Section 7.3; provided that such disclosure does not materially alter the meaning of the information disclosed previously. Nothing in this Section 7.3 will prevent a Party from disclosing this Agreement to existing or prospective advisors, investors,

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collaborators, (sub)licensees, partners or joint venturers, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement.

7.4 Remedies.

Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 7.

7.5 Return of Confidential Information.

Except as otherwise provided in Article 10 of this Agreement, upon termination of this Agreement, each Party hereto and its Affiliates shall use Commercially Reasonable Efforts to return all Confidential Information of the other Party in its possession to the other Party; provided, that each Party may retain: (a) a single archival copy of the Confidential Information of the other Party; and (b) any portion of the Confidential Information of the other Party which is contained in laboratory notebooks or other electronic systems, including computer backup in the ordinary course of business, the deletion from which would not be practicable; in either case, solely for the purpose of determining the extent of disclosure of Confidential Information hereunder, assuring compliance with the surviving provisions of this Agreement, relevant document retention policies of the Party and Applicable Laws.

7.6 Survival.

This Article 7 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 Representations and Warranties of Both Parties.

Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

(a)
such Party is duly organized, validly existing and in good standing under Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)
such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)
this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity;
(d)
the execution, delivery and performance of this Agreement by such Party does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a

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party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party; and

(e) no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Laws currently in effect, is necessary for the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith.

8.2 Representations and Warranties of EyePoint.

EyePoint hereby represents, warrants, and covenants to Betta, as of the Effective Date, that:

(a)
EyePoint Controls the EyePoint Know-How and EyePoint Patents existing as of the Effective Date;
(b)
EyePoint has the right to grant all rights and licenses it purports to grant to Betta with respect to the EyePoint Know-How and EyePoint Patents under this Agreement;
(c)
EyePoint has no present knowledge of any settled, pending or threatened claim or lawsuit or legal proceeding of a Third Party against EyePoint alleging that the EyePoint Know-How or EyePoint Patents misappropriates or infringes, in part or in whole, the intellectual property or intellectual property rights of any Third Party;
(d)
To the knowledge of EyePoint, the EyePoint IP does not infringe or misappropriate, in part or in whole, the intellectual property or intellectual property rights of any Third Party;
(e)
EyePoint has not granted any right or license to any Third Party relating to any of the EyePoint Know-How or EyePoint Patents that would conflict or interfere with any of the rights or licenses granted to Betta hereunder;
(f)
Exhibit A sets forth a complete and accurate list of the EyePoint Patents as of the Effective Date;
(g)
EyePoint has disclosed to Betta all material information received by EyePoint concerning the institution of any interference, opposition, reexamination, reissue, revocation, nullification or any official proceeding involving any EyePoint Patent anywhere in the Territory; and
(h)
To its knowledge, EyePoint has not employed (or used any subcontractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of a Regulatory Authority in the Territory), or any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority in the Territory), in the research and development of the Licensed Products prior to the Effective Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.3 Mutual Covenants.

Each Party hereby covenants to the other Party that:

(a)
such Party shall, to the extent applicable, perform its activities pursuant to this Agreement in compliance with all Applicable Laws, including GLP, GMP and GCP, as well as any Applicable PRC Laws concerning the protection, collection, use, storage, processing or transfer of personal data, important commercial data and human genetic resources materials and information (as such terms are defined under the PRC Human Genetic Resources Administrative Regulations (i.e., 中华人民共和国人体遗传资源管理条例) promulgated by the State Council of the PRC effective as of July 1, 2019, as may be amended from time to time), the published standards of any applicable Regulatory Authorities, and the scientific standards applicable to the conduct of such activities, if any; and
(b)
such Party shall notify the other Party in writing promptly in the event that it has actual knowledge of the material breach of any covenant under this Article 8 or the material breach of any representation or warranty provided by either Party under Section 8.1 or by EyePoint under Section 8.2.

8.4 EyePoint Covenants.

(a)
During the Term, EyePoint shall not grant any right or license to any Third Party relating to any of the intellectual property rights it Controls which would conflict or interfere with any of the rights or licenses granted to Betta hereunder.
(b)
During the Term, EyePoint shall not conduct any clinical trial in the Territory for a product that contains the Equinox Compound as the sole active ingredient without the use of EyePoint’s proprietary technology.

8.5 Betta Covenants.

Betta hereby covenants to EyePoint that when performing its activities pursuant to this Agreement:

(a)
it will prepare, maintain and retain all Regulatory Materials in the Territory pursuant to and in accordance in all material respects with all Applicable Laws and will not make any materially false or misleading statement to a Regulatory Authority in connection with such Regulatory Materials;
(b)
it will, and will cause each of its Affiliates and Sublicensees and any of their respective directors, officers, managers, employees, independent contractors, representatives or agents to, at all times, duly obtain and maintain all Approvals from and complete all filings and registrations with the Governmental Authorities as required by Applicable Laws in a timely manner for conducting its business and engaging in the activities as contemplated hereunder in compliance with all Applicable Laws in all material respects;
(c)
during the Term, Betta will promptly disclose and make available to EyePoint for review (i) all safety-related data for the Licensed Products and (ii) all material non-clinical and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

clinical data for the Licensed Products, in each case of (i) and (ii), which comes into the possession of Betta or its Affiliates or Sublicensees and has not been disclosed or otherwise made available to EyePoint for review previously. Betta shall use Commercially Reasonable Efforts to confirm that all such data is true and accurate in all material respects as of the time it is disclosed or otherwise made available to EyePoint, which efforts shall in no event be less than the efforts Betta would use if such data were to be used by Betta in its own Exploitation of the Licensed Products in the Field in the Territory; and

(d) it will not, and will cause each of its Affiliates and Sublicensees and any of their respective directors, officers, managers, employees, independent contractors, representatives or agents (collectively, “Relevant Persons”) not to, engage directly or indirectly in transactions connected with any of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or otherwise engage directly or indirectly in transactions connected with any government, country or other entity or Person that is the target of U.S. economic sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, including those designated on its list of Specially Designated Nationals and Blocked Persons. No Relevant Person will receive unlicensed donations or engaged in any financial transaction while knowing or having reasonable cause to believe that such transaction poses a risk of furthering terrorist attacks anywhere in the world.

8.6 Debarment.

(a) Each Party hereby represents, warrants and covenants that each of it, its respective Affiliates, and in the case of Betta its Sublicensees, is not:

(i)
debarred under Section 306(a) or 306(b) of the United States Federal Food, Drug and Cosmetic Act, as may be amended and supplemented from time to time, or any foreign equivalent thereof in the Territory;
(ii)
charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. Sections 1320a-7(a), 1320a-7(b)(1)-(3), or proposed for exclusion, or any foreign equivalent thereof in the Territory; or
(iii)
excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any federal or state health care programs (including convicted of a criminal offense that falls within the scope of 42 U.S.C. Section 1320a-7 but not yet excluded, debarred, suspended or otherwise declared ineligible), or excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any federal procurement or nonprocurement programs, or any foreign equivalent thereof in the Territory.

(b) Each Party shall immediately notify the other, but in no event later than five (5) Business Days, after knowledge of any such exclusion, debarment, suspension or ineligibility otherwise occurring during the Term, or if Betta or its Affiliate becomes aware that any action or investigation is pending.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.7 Standstill.

Betta hereby covenants to EyePoint that for a period beginning on the Effective Date and terminating on the date that is [***] years following the first commercial sale of a Licensed Product in the United States, unless the Board of Directors of EyePoint (the “Board”) shall overwise provide advanced written consent, Betta shall not, and shall cause its and its Affiliates’ respective employees, officers, directors, representatives, consultants, contractors, advisors and agents (collectively, “Representatives”) not to (and Betta and its Representatives shall not assist or encourage others to) directly or indirectly:

(a)
acquire or offer to acquire, seek, propose or agreed to acquire, by means of a purchase, agreement, business combination or in any other manner, beneficial ownership of any securities or assets of EyePoint, including rights or options to acquire such ownership;
(b)
seek or propose to influence, advise, change or control the management, the Board, governing instruments or policies or affairs of EyePoint, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or seeking to influence, advise or direct the vote of any holder or voting securities of EyePoint;
(c)
form, join, communicate or associate with other security holders with respect to, or otherwise participate in, any “group” (as defined under the Exchange Act) with respect to EyePoint or any of its subsidiaries or any voting securities of EyePoint or any of its subsidiaries;
(d)
enter into any discussions, negotiations, arrangements or understandings with any Third Parties with respect to the foregoing; or
(e)
disclose any intention, plan or arrangement to do any of the foregoing.

8.8 Compliance with Anti-Corruption Laws.

(a) Each party agrees on behalf of itself, its Affiliates, and its and their shareholders, partners officers, directors, employees, agents and any other persons or entities acting on its behalf in connection with this Agreement (collectively, the “Section 8.8 Representatives”) that it and its Section 8.8 Representatives:

(i)
shall not in the performance of this Agreement violate any applicable anti-bribery and anti-corruption laws or regulations, including the US Foreign Corrupt Practices Act, the UK Bribery Act 2010, the PRC Criminal Law, the PRC Anti-Bribery Unfair Competition Law or other local law (collectively, the “Anti-Corruption Laws”).
(ii)
shall adhere to its own internal anticorruption policies and shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws; and

(iii) shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything of value in violation of the Anti-Corruption Laws.

(b)
Each Party shall (i) promptly provide written notice to the other Party of any violations of Anti-Corruption Laws by such Party, its Affiliates or its and their respective Section 8.8 Representatives that are performing under of this Agreement of which it becomes aware; and (ii) upon the request of the other Party (which such request may be made no more frequently than once a year), verify in writing that to the best of its knowledge, there have been no violations of Anti-Corruption Laws by such Party or its Section 8.8 Representatives that are performing under this Agreement, or shall provide details of any exception to the foregoing.
(c)
Each Party shall maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 8.8, and upon request of the other Party, up to once a year upon reasonable advance notice, shall provide the other Party or its representative with access to such records for purposes of verifying compliance with the provisions of this Section 8.8.
(d)
Each Party represents and warrants that, to its knowledge, neither such Party nor any of its Section 8.8 Representatives has taken any action in violation of any applicable Anti-Corruption Laws.

8.9 Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE DOES NOT INFRINGE ANY PATENT RIGHTS OF THIRD PARTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ANY WARRANTIES WITH RESPECT TO (A) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE LICENSED PRODUCTS, AND ALL PRODUCTS IT PROVIDES OR DISCOVERS UNDER THIS AGREEMENT, AND (B) THE VALIDITY, ENFORCEABILITY, OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR TECHNOLOGY IT PROVIDES OR LICENSES TO THE OTHER PARTY UNDER THIS AGREEMENT.

8.10 LIMITATION OF LIABILITY.

EXCEPT FOR A BREACH OF ARTICLE 7 OR FOR ACTS OF GROSS NEGLIGENCE OR WRONGFUL INTENTIONAL ACTS OR OMISSIONS, NEITHER BETTA NOR EYEPOINT, NOR ANY OF THEIR AFFILIATES OR SUBLICENSEES SHALL BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

DAMAGES OR LOST OR IMPUTED PROFITS, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE; PROVIDED, THAT THIS LIMITATION WILL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF A PARTY UNDER THE PROVISIONS OF ARTICLE 9 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

ARTICLE 9. INDEMNIFICATION

9.1 Indemnification by Betta.

Betta shall indemnify, defend and hold harmless EyePoint, and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys and other professionals (collectively, “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

(a)
the gross negligence or wrongful intentional acts or omissions of Betta and/or its Affiliates and/or its or their respective directors, officers, employees and agents, in connection with Betta’s performance of its obligations or exercise of its rights under this Agreement;
(b)
any breach of any representation or warranty or express covenant made by Betta under Article 8 or any other provision under this Agreement; or
(c)
the research, development and commercialization activities conducted by or on behalf of Betta, its Affiliates, subcontractors or Sublicensees of the Licensed Products;

except, in each case of Sections 9.1(a) through 9.1(c) (inclusive), to the extent EyePoint is obligated to indemnify Betta with respect to such Losses under Section 9.2.

9.2 Indemnification by EyePoint.

EyePoint shall indemnify, defend and hold harmless Betta and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all Losses, arising out of or resulting from any and all Third Party Claims based upon:

(a)
the gross negligence or wrongful intentional acts or omissions of EyePoint and/or its Affiliates and/or its or their respective directors, officers, employees and agents, in connection with EyePoint’s performance of its obligations or exercise of its rights under this Agreement;
(b)
any breach of any representation or warranty or express covenant made by EyePoint under Article 8 or any other provision under this Agreement;
(c)
the research, development and commercialization activities conducted by or on behalf of EyePoint, its Affiliates, subcontractors or sublicensees (other than Betta and its Affiliates, subcontractors or Sublicensees) of the Licensed Products;

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except, in each case of Sections 9.2(a) through 9.2(c) (inclusive), to the extent Betta is obligated to indemnify EyePoint with respect to such Losses under Section 9.1.

9.3 Procedure.

In the event that any person (an “Indemnitee”) entitled to indemnification under Section 9.1 or Section 9.2 is seeking such indemnification, such Indemnitee shall (a) inform, in writing, the indemnifying Party of the Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (b) permit the indemnifying Party to assume direction and control of the defense of the Claim (provided, that the indemnifying Party may not settle the Claim without the prior consent of the Indemnitee, not to be unreasonably withheld), (c) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the Claim, and (d) undertake all reasonable steps to mitigate any loss, damage or expense with respect to the Claim(s). Without limiting the foregoing, any Indemnitee will be entitled to participate in the defense of a Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense (or continue to defend such Claim in good faith) and employ counsel in accordance with this Section 9.3, in which case the indemnified Party will be allowed to control the defense.

ARTICLE 10. TERM AND TERMINATION
10.1 Term; Expiration.

The term of this Agreement (the “Term”) shall begin on the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 10, shall expire on a Licensed Product-by-Licensed Product and Relevant Region-by-Relevant Region basis on the date of the expiration of all applicable Royalty Terms under Article 5 of this Agreement.

10.2 Termination for Cause.

(a) Termination for Material Breach. Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of its obligations under this Agreement and such default shall have continued for ninety (90) calendar days after written notice thereof was provided to the Breaching Party by the Non-Breaching Party (or thirty (30) calendar days after written notice thereof for any payment breach), such notice describing with particularity and in detail the alleged material breach. Any such termination of this Agreement under this Section 10.2(a) shall become effective at the end of such ninety (90) calendar day period (or thirty (30) calendar day period for any payment breach), unless the Breaching Party has either (i) cured any such breach or default prior to the expiration of such ninety (90) calendar day period (or thirty (30) calendar day period, if applicable), or (ii) if such breach is not susceptible to cure within such ninety (90) calendar day period, the Breaching Party has, within thirty (30) calendar days from notice of such breach or default, provided to the Non-Breaching Party a written plan to effect a cure that the Non- Breaching Party notifies the Breaching Party is reasonably satisfactory to the Non-Breaching Party (provided, that this

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subsection (ii) shall not apply in the case of any payment breach). If the Non-Breaching Party rejects this plan, then the Breaching Party may either (x) seek dispute resolution pursuant to Sections 11.1 and 11.2 herein, or (y) allow the Non-Breaching Party to terminate the Agreement without further action. In the event that the Non-Breaching Party has accepted any plan in accordance with the preceding sentences, the Non-Breaching Party may terminate this Agreement immediately upon written notice to the Breaching Party if the Breaching Party subsequently fails to carry out such plan. The right of either Party to terminate this Agreement as provided in this Section 10.2(a) shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

(b) Disagreement. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party which seeks to dispute that there has been a material breach may contest the allegation in accordance with Sections 11.1 and 11.2.

10.3 Betta Unilateral Termination Right.

Betta shall have the right, at its sole discretion and without any penalty or liability, exercisable at any time during the Term, to terminate this Agreement for any reason or no reason at all (a) upon ninety (90) calendar days’ prior written notice to EyePoint if notice is provided prior to receipt of Regulatory Approval for a Licensed Product in the Field in the Territory, or (b) upon one hundred eighty (180) calendar days’ prior written notice to EyePoint if notice is provided after receipt of Regulatory Approval for a Licensed Product in the Field in the Territory.

10.4 EyePoint Right to Terminate.

EyePoint may terminate this Agreement upon three (3) months’ prior written notice to Betta in the event that a Material Efficacy Issue or a Material Safety Issue has occurred.

10.5 Termination for Bankruptcy.

Each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party if (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding, and upon the ninety-first (91st) day after such service, such involuntary petition has not been stayed or dismissed, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

10.6 Effects of Termination.

In the event of termination of this Agreement for any reason, the following terms shall apply:

(a) all rights and licenses granted to Betta by EyePoint under this Agreement shall terminate; provided, that if EyePoint terminates this Agreement in accordance with Section 10.4 for a Material Efficacy Issue, then at option of Betta, which option may be exercised by providing written notice to EyePoint prior to the effective date of termination of this Agreement, the Parties

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shall promptly (i) enter into a new agreement or an amended and restated version of this Agreement pursuant to which Betta will continue to retain the Exclusive License under Section 2.1 but EyePoint’s obligations under this Agreement (including, for clarity, EyePoint’s obligations under Section 2.6) other than the obligation to provide Betta with a supply of the Licensed Product shall otherwise terminate, and (ii) EyePoint’s obligation to provide Betta with a supply of the Licensed Product shall continue, subject to the following pricing terms: (x) for any clinical supply of the Licensed Product, at EyePoint’s Fully Burdened Manufacturing Cost plus [***]; and (y) for any commercial supply of the Licensed Product, at EyePoint’s Fully Burdened Manufacturing Cost for so long as royalties as set forth in Section 5.1 are payable to EyePoint, and once such royalties are no longer payable to EyePoint, at EyePoint’s Fully Burdened Manufacturing Cost [***];

(b)
the Parties shall have no further obligation to perform any activities under this Agreement other than as provided for or referenced in this Section 10.6 or in Section 10.7, and Betta shall cease any and all development and commercialization activities relating to the Licensed Products;
(c)
Betta shall comply with its obligations pursuant to Sections 7.5 and 10.7;
(d)
upon the request of EyePoint, Betta shall, within thirty (30) days of the effective date of termination of this Agreement, transfer to EyePoint all Data relating to the Licensed Products within Betta’s control that has not been previously transferred to EyePoint, and EyePoint shall have the right to use such Data for any and all purposes;
(e)
with respect to any ongoing Clinical Trials of the Licensed Products conducted by or on behalf of Betta or its Affiliates or Sublicensees, (x) Betta shall wind down at its sole cost the conduct of such Clinical Trials as soon as reasonably practicable, subject to requirements of Applicable Laws, or, upon the request of EyePoint, transfer to EyePoint or its designee the conduct of such Clinical Trials as soon as reasonably practicable pursuant to the requirements of Applicable Laws, and (y) until such time as the conduct of such Clinical Trials has been successfully terminated or transferred to EyePoint or its designee, Betta shall continue such Clinical Trials at its sole cost; and
(f)
unless (i) Betta terminates this Agreement due to an uncured material breach by EyePoint in accordance with Section 10.2 or an EyePoint insolvency in accordance with Section 10.5 or (ii) EyePoint terminates this Agreement due to a Material Safety Issue or a Material Efficacy Issue under Section 10.4, then upon the request of EyePoint, (x) Betta shall assign and transfer to EyePoint or its designee any and all Regulatory Materials, including regulatory filings made with and all Regulatory Approvals (including any MAAs) obtained from the Regulatory Authorities in the Territory, relating to the Licensed Products in the Field in the Territory pursuant to the requirements of Applicable Laws, and (y) Betta shall cooperate with EyePoint to facilitate the orderly transition and uninterrupted development and commercialization of the Licensed Products in the Field in the Territory, including by assigning or otherwise transferring (to the extent permissible) to EyePoint or its designee all right, title and interest in all Third Party contracts (or portions thereof) related to such development and commercialization, as reasonably requested by EyePoint.

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10.7 Accrued Rights; Surviving Provisions of this Agreement.

(a)
Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration and any and all damages arising from any breach hereunder. Such termination or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.
(b)
Surviving Provisions. The following provisions shall survive the termination or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive for so long as required to give effect to the subject matter of the provision: Section 4.4, Article 5 (to the extent relating to accrued payments), Section 6.1(a), Section 6.1(b), Article 7, Section 8.10, Article 9, Section 10.6, this Section 10.7 and Article 11, as well as any applicable definitions in Article 1 and any other provisions which are expressed to survive termination or expiration or which are required to give effect to such termination or expiration.

ARTICLE 11. MISCELLANEOUS
11.1 Dispute Resolution.

Other than disputes subject to final decision-making authority by a Party pursuant to Section 3.5, in the event of any dispute between the Parties relating to or arising out of this Agreement, the formation, construction, breach or termination hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves, utilizing the Alliance Managers. In the event that such dispute is not resolved on an informal basis within thirty (30) days, either Party may, by written notice to the other Party, refer the dispute to the Executive Officers for attempted resolution by good faith negotiation within thirty (30) days after such notice is received.

11.2 Arbitration Request.

If the Executive Officers are not able to resolve a disputed matter referred to them under Section 11.1 within thirty (30) days and any Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim shall be finally resolved by binding arbitration administered by the International Chamber of Commerce (“ICC”) pursuant to its then prevailing arbitration rules, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The Parties agree that:

(a) The arbitration shall be conducted by a single arbitrator appointed by the ICC, who shall (i) be a lawyer of not less than fifteen (15) years’ standing who is experienced in the pharmaceutical business in the relevant country, (ii) not be or have been an employee, consultant, officer, director or stockholder of either Party or any Affiliate of either Party, and (iii) not have a conflict of interest under any applicable rules of ethics. The place of arbitration shall be Singapore, and all proceedings and communications shall be in English, unless otherwise agreed by all Parties involved in such dispute.

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(b)
Any Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Any Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.
(c)
The arbitrator shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damage. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration regardless of the outcome of such arbitration.
(d)
Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of all Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding, based on the dispute, controversy or claim, would have been barred by the applicable statute of limitations.
(e)
Each Party hereby irrevocably waives any claim to sovereign immunity in regard to any proceedings to recognise or enforce an arbitral award rendered by an arbitral tribunal constituted pursuant to this Agreement, including, without limitation, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution, regardless of the commercial or non-commercial nature of the property in question.
(f)
As used in this Section 11.2, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright. Any Excluded Claim shall be submitted to a court of competent jurisdiction.
(g)
The governing law of this Section 11.2 is the laws of Singapore. 11.3 Governing Law.

This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to conflicts of laws principles which would direct the application of the laws of another jurisdiction.

11.4 Assignment.

Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets or all or substantially all of its assets to which this Agreement relates, or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction; provided, that in each instance the assignee or resulting entity in such transaction (if not the Party) expressly assumes all obligations imposed on the assigning Party by this Agreement in writing. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors

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and permitted assigns. Any purported assignment in violation of this Section 11.4 shall be null and void.

11.5 Performance Warranty.

Each Party hereby acknowledges and agrees that it shall be responsible for the full and timely performance as and when due under, and observance of all the covenants, terms, conditions and agreements set forth in, this Agreement by its Affiliate(s) and, as applicable, sublicensees.

11.6 Force Majeure.

Except for any payment obligations, neither EyePoint nor Betta shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder, and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government (a “Force Majeure”). In event of such Force Majeure, the Party affected shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

11.7 Notices.

Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), overnight express courier service (signature required), prepaid, or by email (with a duplicate copy by another method of notice) to the Party for which such notice is intended, at the address set forth for such Party below:

If to Betta, addressed to: Betta Pharmaceuticals, Co., Ltd

No. 355 Xingzhong Road, Linping District

Hangzhou, China

PRC 311100

Attention: Lily Li

Email: lily.li@bettapharma.com

If to EyePoint, addressed to: EyePoint Pharmaceuticals, Inc.

480 Pleasant Street

Watertown, MA 02472

Attention: Ron Honig

Facsimile: 617-926-5050

Email: rhonig@eyepointpharma.com

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or to such other address for such Party as it shall have specified by like notice to the other Parties, provided, that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by confirmed facsimile or email transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. Notwithstanding the foregoing, any notice delivered outside normal business hours (which shall for these purposes mean in the country of the recipient of the notice) then delivery shall be deemed to occur on the Business Day following such delivery. If sent by overnight express courier service, the date of delivery shall be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third (3rd) Business Day after such notice or request was deposited with the U.S. Postal Service.

11.8 Waiver.

Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

11.9 Severability.

If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

11.10 Independent Contractors.

Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. The Parties shall not have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

11.11 Headings; Interpretation.

Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. Further, in this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. A Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking. A statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or

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may from time to time hereafter be amended, restated, modified, supplemented, or re-enacted. The Exhibits and other attachments form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and the Exhibits and attachments. References to pharmaceutical products, preparations, ingredients, and the like, include biologics and biopharmaceuticals, as applicable. This Agreement, the Exhibits and any amendments hereto may only be written in English, and the Chinese version of any language included in this Agreement or any Exhibit or amendment hereto is included solely for convenience and shall not be binding.

11.12 Further Actions.

Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

11.13 Construction of Agreement.

The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

11.14 Supremacy.

In the event of any express conflict or inconsistency between this Agreement and any Exhibit hereto, the terms of this Agreement shall control. The Parties understand and agree that the Exhibits hereto are to be updated from time to time during the Term, as appropriate, and in accordance with the provisions of this Agreement.

11.15 Counterparts.

This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

11.16 Entire Agreement.

This Agreement, together with the Exhibits hereto, the Pharmacovigilance Agreement and the Supply Agreements, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties, including Section 2.5 of

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the Equinox Compound License Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

* - * - * - *

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IN WITNESS WHEREOF, the Parties have caused this Exclusive License Agreement to be executed by their duly authorized representatives as of the Effective Date.

EYEPOINT PHARMACEUTICALS, INC.

By: /s/ Nancy Lurker

Name: Nancy Lurker

Title: President and Chief Executive Officer

Signature Page to Exclusive License Agreement

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IN WITNESS WHEREOF, the Parties have caused this Exclusive License Agreement to be executed by their duly authorized representatives as of the Effective Date.

BETTA PHARMACEUTICALS, CO., LTD.

By: /s/ Lieming Ding

Name: Lieming Ding

Title: Chairman and Chief Executive Officer

Signature Page to Exclusive License Agreement

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EXHIBIT A

EYEPOINT PATENTS

[***]

Exhibit A - 1

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EXHIBIT B

INITIAL TRANSFER OF EYEPOINT KNOW-HOW

[***]

Exhibit B - 1